As filed with the Securities and Exchange Commission on January 22, 1999


                                             Registration No. 333-67227

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------


                               Amendment No. 1 to
                                   Form SB-2/A


             Registration Statement Under The Securities Act of 1933

                              MIKE'S ORIGINAL, INC.
                              ---------------------
       (Exact name of small business issuer as specified in its charter)

      Delaware                        2024                      11-3214529
     ----------                      ------                    ------------
(State or Jurisdiction     (Primary Standard Industrial       (IRS Employer
  of Incorporation or      Classification Code Number)    Identification Number)
    Organization)
                                             Arthur G. Rosenberg, President
                                             Mike's Original, Inc.
          366 N. Broadway                    366 N. Broadway
          Jericho, NY 11753                  Jericho, NY 11753
          (516) 942-8068                     (516) 942-8068
--------------------------------             -----------------------------------
(Address and telephone number of             (Name, address and telephone number
 principal executive offices and                   of agent for service)
  principal place of business)

                                   Copies to:

     David H. Lieberman, Esq.                Michael Beckman, Esq.
     Blau, Kramer, Wactlar & Lieberman, P.C. Beckman, Millman & Sanders, P.C.
     100 Jericho Quadrangle, Suite 225       116 John Street
     Jericho, New York 11753                 New York, New York 10038
     (516) 822-4820                          (212) 227-6777
     (516) 822-4824 Fax                      (212) 227-1486 Fax


Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.


If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X].


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list
the  Securities   Act   registration   statement  for  the  same   offering.
[ ]___________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]___________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [X].

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                                     Proposed        Proposed Maximum
Title of Each Class of           Amount to be     Maximum Offering   Aggregate Offering      Amount of
Securities to be Registered      Registered(1)    Price Per Security      Price (1)      Registration Fee
---------------------------------------------------------------------------------------------------------
Common  Stock, $.001 par value   5,060,000 shs.        $.625             $3,162,500            $882.00
---------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED JANUARY 22, 1999


Preliminary Prospectus

                                5,060,000 Shares

                              Mike's Original, Inc.

                                  Common Stock




     This is an offering of shares of common stock of Mike's Original, Inc. Mike's is offering to sell 3,500,000 shares of its common stock and certain of Mike's stockholders are offering to sell 1,560,000 shares of common stock. Mike's will not receive any of the proceeds from the selling stockholders' sale of shares.

     Mike's common stock is quoted on the OTC Bulletin Board. On January 19, 1999, the last reported sale price of the common stock was $.875 per share. See "Price Range of Common Stock."



Investing in the common stock involves certain risks and immediate substantial dilution in the common stock. See "Risk Factors" on page 4 and "Dilution" on page 8.

                                                                         Total Assuming Exercise of
                                                   Per Share   Total     Over-Allotment Option (1)
                                                   ---------   -----     --------------------------
    Public Price . . . . . . . . . . . . . .       $           $         $
    Underwriting Discounts (2) . . . . . . .       $           $         $
    Proceeds to the Company. . . . . . . . .       $           $         $
    Proceeds to Selling Stockholders . . . .       $           $         $


(1) This is a firm commitment offering. The Underwriters have a 30-day option to purchase an additional 525,000 shares of common stock solely to cover any over-allotments.
(2) All of which is payable by Mike's.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.




FAIRCHILD SECURITIES CORP.                           MILLENNIUM SECURITIES CORP.



                       Prospectus dated ___________, 1999

                                TABLE OF CONTENTS



    PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . .  1

    RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . .  4

    USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . .  7

    DILUTION . . . . . . . . . . . . . . . . . . . . . . . . .  8

    CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . .  9

    PRICE RANGE OF COMMON STOCK. . . . . . . . . . . . . . . . 10

    DIVIDEND POLICY. . . . . . . . . . . . . . . . . . . . . . 10

    SELECTED FINANCIAL DATA  . . . . . . . . . . . . . . . . . 11

    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
          AND RESULTS OF OPERATIONS. . . . . . . . . . . . . . 12

    BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . 15

    MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . 19

    PRINCIPAL STOCKHOLDERS . . . . . . . . . . . . . . . . . . 25

    CERTAIN TRANSACTIONS . . . . . . . . . . . . . . . . . . . 26

    SELLING STOCKHOLDERS . . . . . . . . . . . . . . . . . . . 28

    DESCRIPTION OF SECURITIES. . . . . . . . . . . . . . . . . 29

    SHARES ELIGIBLE FOR FUTURE SALE. . . . . . . . . . . . . . 32

    UNDERWRITING . . . . . . . . . . . . . . . . . . . . . . . 33

    LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . 34

    EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . 35

    WHERE TO FIND ADDITIONAL INFORMATION . . . . . . . . . . . 35

                               PROSPECTUS SUMMARY


    This summary highlights selected information from elsewhere in this prospectus. It is not complete and may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and financial statements.


Mike's Original, Inc.


Offices: 366 N. Broadway, Suite 410, Jericho, New York 11753 and its telephone number is (516) 942-8068.



The Business:  Mike's  and  its  predecessors   initially  marketed,   sold  and
               distributed Mike's Original Cheesecake Ice Cream, an all natural blend of ice cream with cheesecake ingredients. Mike's ice cream was offered in a variety of flavors mainly to supermarkets and grocery stores and, to a lesser extent, to convenience stores and food service outlets. Since March 1998, sales of Mike's ice cream have been nominal. In June 1998, sales of Mike's ice cream were reduced and Mike's began distributing Veryfine Frozen Juice Bars under an agreement with Veryfine.


Strategy:      Initially, Mike's manufactured,  marketed and distributed its own line of ice cream products. Mike's wants to change its operations to marketing and distributing a variety of ice cream products and other  frozen  desserts,  including  nationally  known  brands of super-premium  ice cream  products and possibly its own ice cream products.  Mike's  plans  to  change  its  operations  by  buying
               distribution   companies  in  large  metropolitan  areas.  Mike's
               expects these purchases to provide new brands and customers, distribution expertise and an operations center that can absorb any future acquisitions. As part of this plan, Mike's recently acquired the rights to purchase the assets of New Yorker Ice
               Cream  Corp.  and  Jerry's  Ice Cream  Co.,  Inc.  New Yorker and
               Jerry's distribute and market ice cream and frozen novelties including Haagen-Dazs, Good Humor, and Edy's. These companies had combined 1997 revenues of approximately $6,800,000 (See Pro Forma
               Financial Statements). Mike's intends to use part of the offering proceeds to buy these assets.

                                  The Offering



Common Stock
 Offered by Mike's. 3,500,000 shares

Common Stock
 Offered by the
 Selling
 Stockholders . . . 1,560,000 shares

Price Per Share
 of Common Stock .  $___

Shares Outstand-
 ing Prior to
 Offering  . . . .  5,152,908 shares


Shares to be
 Outstanding
 after the
 Offering  . . . .  11,802,908  shares.  This  includes all  transactions  after
                    September 30, 1998 as if they occurred on that date, including the acquisitions of New Yorker and Jerry's. This does not include 1,669,999 shares of common stock issuable upon the exercise of outstanding stock options at an average exercise price of approximately $1.43 per share and 1,400,000 shares issuable upon the exercise of warrants at an exercise price of $5.00 per share. It also assumes the Underwriter does not exercise its over-allotment option, which is described in "Underwriting."

                    This prospectus gives effect to the .153846-for-1 reverse stock split of the common stock effective in June 1996 and the .667-for-1 reverse stock split of the common stock effective in February 1997. This prospectus does not give effect to a reverse stock split voted on at Mike's annual meeting of stockholders held in December, 1998. As approved by stockholders, the ratio of the reverse stock split will be either 1-for-4 or 1-for-5, and result in shares of common stock outstanding of 2,950,727 or 2,360,582, respectively, after giving effect to this offering.


Over-allotment. . . Up to 525,000 shares; if the full  over-allotment  option is exercised, the total public offering price will be $____, the total underwriting discount will be $____, the total proceeds to Mike's will be $______ and the total price to the selling stockholders will be $_____________.

Use of Proceeds . . Mike's  intends to use its portion of the  proceeds to repay indebtedness, to acquire New Yorker and Jerry's, and for working capital and general corporate purposes.

OTC Bulletin Board
 Symbols  . . . . . MIKS, MIKSW

Risk Factors. . . . For a  discussion  of the risks you should  consider  before investing in the common stock, see "Risk Factors."

                          Summary Financial Information



     The following financial information has been derived from Mike's consolidated financial statements included elsewhere in this prospectus. This data should be read in conjunction with those consolidated financial statements and the related notes. See "Financial Statements".

Statement of Operations Data:

                               Fiscal Year Ended                Nine Months Ended
                                   December 31,                   September 30,
                               1997           1996             1998          1997
                               ----           ----             ----          ----
Net sales                    $384,348      $2,392,258        $130,403        $361,660
Net loss                   (4,502,645)     (4,050,547)       (582,511)     (4,089,395)
Loss per Common Share (1)     $ (1.69)        $ (2.54)         $ (.17)        $ (1.65)
Weighted Average Common
  Shares Outstanding (1)    2,662,013       1,592,106       3,441,927       2,471,455

Balance Sheet Data:

                                      As of September 30, 1998
                                                          Pro Forma
                                  Actual    Pro Forma (3) As Adjusted (4)
                                  ------    ------------  --------------
Total assets                     $765,463    $ 411,463   $ 4,234,877
Current liabilities (2)         1,656,334    1,356,334     1,113,498
Long-term liabilities
 net of current portion            -            -            371,250
Stockholders' equity (deficit)   (890,871)    (944,871)    2,750,129
-------

(1) Does not include 3,069,999 shares of common stock reserved for issuance upon the exercise of outstanding stock options and warrants at a weighted average exercise price of $3.06 per share.
(2) Reflects the repayment of the private placement notes. See "Use of Proceeds."
(3) Includes certain transactions subsequent to September 30, 1998 as if they occurred on September 30, 1998. Specifically included are the issuance of private placement notes, shares issued for services rendered and the settlement and restructure of certain debt obligations.
(4) Reflects Mike's sale of 3,500,000 shares of common stock at an assumed offering price of $1.00 per share, after deducting the underwriting discount, estimated offering expenses and the application of the net proceeds as described in "Use of Proceeds," including the acquisition of New Yorker and Jerry's.

Unless otherwise stated, this prospectus does not give effect to the approved reverse stock split voted on by stockholders at Mike's annual meeting in December, 1998. The ratio of the reverse stock split will be either 1-for-4 or 1-for-5, which will result in shares of common stock outstanding of 1,288,227 or 1,030,581, respectively as of September 30, 1998 and 2,950,727 or 2,360,582,
respectively, after giving effect to this offering.

                                  RISK FACTORS


     Investing in Mike's shares is very risky. You should be able to bear a complete loss of your investment . Before making an investment, you should carefully read this prospectus and consider, along with other matters discussed in this prospectus, the following risk factors:

     Losses Since Start of Operations. Mike's has had limited revenue since its incorporation in May 1994. For the nine months ended September 30,1998 and the years ended December 31, 1997 and 1996, Mike's had net losses of $582,511, $4,502,645 and $4,050,547, respectively. Mike's recognized $130,403, $384,348 and $2,392,258 in revenue for the nine months ended September 30, 1998 and the years ended December 31, 1997 and 1996, respectively. As of September 30, 1998, Mike's had total assets of $765,463, a working capital deficit of $1,006,104 and stockholders' deficit of $890,871. Mike's continues to experience losses and depends upon the acquisitions of New Yorker and Jerry's to continue its business. Even after these acquisitions, there is no guarantee that Mike's will become profitable.

     Going Concern Opinion. As indicated in Mike's 1997 Annual Report on Form 10-KSB, Mike's financial statements assume that it will continue as a going concern. However, Mike's has had losses since it started operations and requires additional working capital. These matters raise substantial doubt about Mike's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     Pledge of All Assets. Mike's presently owes a former manufacturer approximately $211,000. Pursuant to agreements, as amended, the debt to this manufacturer is secured by all of Mike's assets. Mike's didn't pay approximately $135,000 which was due in December 1997. The balance is payable in December 1998. If Mike's doesn't pay the debt, this manufacturer could foreclose on all of Mike's assets which would materially adversely affect Mike's business plans and financial condition.

     Reliance on One Supplier. For the year ended December 31, 1997 and for the nine months ended September 30, 1998, approximately 30% of the combined revenues of New Yorker and Jerry's were from the sale of Haagen-Dazs products. While these companies enjoy long term relationships with Haagen-Dazs, the loss of Haagen-Dazs as a supplier could have a material adverse effect upon the business of New Yorker and Jerry's.

     Management's Discretion Over Use of Proceeds. Mike's expects to use approximately $970,000 of the net proceeds from this offering to purchase all of the assets of New Yorker and Jerry's and $491,600 to repay certain indebtedness. Mike's expects to use the balance of the proceeds for general corporate purposes, including working capital and capital expenditures in the operations of New Yorker and Jerry's. Consequently, Mike's management will have broad discretion to allocate the proceeds of the offering, and the amounts actually expended for working capital or capital expenditures may vary significantly depending on a number of factors, including the amount of cash generated or used by Mike's operations.

     Well-Established Competitors. Mike's business is highly competitive. There are also several other distributors of ice cream and related products which compete with New Yorker and Jerry's in the New York Metropolitan area. Many companies who are or will be Mike's competitors are well established and have much more money and other resources than Mike's.


     Seasonality. The ice cream industry generally experiences its highest volume during the spring and summer months and its lowest volume in the winter months.

     Product Liability. Since Mike's markets and distributes food products, it may be liable if the consumption of any of its products causes injury, illness or death. Mike's currently maintains $2,000,000 of product liability insurance. Mike's also maintains $1,000,000 of general and personal injury insurance per occurrence and $5,000,000 in the aggregate. Any product liability judgement against Mike's which is not covered by insurance could have a material adverse effect on Mike's business and prospects.

     Limitations on Potential Acquisitions of Mike's. Certain provisions of Delaware law and Mike's certificate of incorporation and by-laws could make more difficult a merger, tender offer or proxy contest involving Mike's, even if those events could benefit Mike's stockholders.

     These provisions include:

     .    Section 203 of the Delaware General Corporation Law,
     . the fact that Mike's Board of Directors is divided into three classes, and
     . the requirement that certain transactions, including mergers and sales or transfers of all or substantially all Mike's assets, must be approved by two-thirds of the stockholders of Mike's.

     Section 203 of the Delaware General Corporation Law provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with an interested stockholder, which is defined as a person who owns 15% or more of the corporation's outstanding voting stock. See "Description of Securities Certain Provisions of the Certificate of Incorporation."

     These provisions could limit the price that certain investors might be willing to pay in the future for shares of Mike's common stock or preferred stock.

     Limitations on Potential Changes in Control of Mike's. Mike's certificate of incorporation permits the Board of Directors to issue up to 500,000 shares of preferred stock. The Board of Directors can issue the preferred stock without stockholder approval and may determine the terms of the preferred stock. The issuance of preferred stock could have the effect of delaying or preventing someone from taking control of Mike's, even though the ability to issue other classes of preferred stock may provide flexibility in possible acquisitions. Your rights as a holder of common stock and the rights of holders of preferred stock will be subject to the rights of the holders of additional or other classes of preferred stock that may be issued in the future. Your rights as a holder of common stock may be adversely affected by the issuance of additional or other classes of preferred stock that may be issued in the future . Mike's has not issued any shares of preferred stock and has no current plans to issue any shares of any classes of capital stock other in connection with this offering and upon the exchange of securities described in this prospectus.

     Dilution From Additional Issuances of Stock Without Shareholder Approval. After this offering, Mike's will have approximately 5,127,093 shares of common stock authorized but unissued and not reserved for specific purposes, an additional 1,669,999 shares and 1,400,000 shares of common stock unissued but reserved for issuance under Mike's option plans and warrants, respectively. All of such shares may be issued without any action or approval by Mike's stockholders. Mike's has no present plans, agreements, commitments or undertakings to issue additional common stock or securities convertible into common stock. Any issuance of these additional shares of common stock would further dilute the percentage ownership of Mike's held by the investors in this offering. See "Description of Securities" and "Shares Eligible for Future Sale."

     Limits on Directors' Liability. Mike's certificate of incorporation and by-laws have provisions which reduce the potential personal liability of directors for certain monetary damages. They also provide for indemnification of directors and other persons. Mike's does not know of any pending or threatened litigation against Mike's or its directors that would result in any liability for which a director would want indemnification. Mike's has entered into indemnification agreements with certain of its officers and directors. The indemnification agreements provide for reimbursement for all direct and indirect costs of any type (including attorneys' fees and related disbursements) actually and reasonably incurred in connection with the investigation, defense or appeal of a proceeding, (as defined in the indemnification agreements) including amounts paid in settlement by or on behalf of the person indemnified.

     Common Stock Could Become "Penny Stock". The SEC has adopted rules that regulate broker-dealer practices in transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information regarding transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer to deliver to the customer a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with other information. The penny stock rules require that prior to a transaction in a penny stock, the broker-dealer must determine in writing that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may reduce the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Mike's common stock is currently trading at less than $5.00 per share. If it becomes subject to the penny stock rules, investors in this offering may find it more difficult to sell their common stock.

     Forward Looking Statements. Some of the statements in this prospectus discuss future expectations, contain projections of results of operations or financial condition or contain other forward-looking statements. Words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions identify forward-looking statements. Forward-looking statements are based on the beliefs of Mike's management, as well as assumptions made by and information currently available to Mike's management. Such statements reflect Mike's current views with respect to future events and are subject to risks, uncertainties and assumptions relating to Mike's operations, results of operations, growth strategy and liquidity. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to:

     .    competitive factors and pricing pressures;
     .    relationships with its manufacturers;
     .    distributors and vendors;
     .    legal and regulatory requirements;
     .    general economic conditions; and
     . other risk factors which may be described in Mike's future filings with the SEC. Mike's does not promise to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.

All written and oral forward-looking statements by Mike's or persons acting on its behalf are expressly qualified by this paragraph.

                                 USE OF PROCEEDS


     The net proceeds to Mike's from the sale of the common stock offered by the prospectus (after deducting underwriting discounts and estimated offering expenses) are estimated to be $2,800,000 ($3,256,750 if the Underwriter's over-allotment is exercised in full). Mike's will not receive any of the proceeds of the sale of common stock by the selling stockholders. Mike's intends to use its proceeds substantially as follows:


                                                           Approximate  Approximate
                    Application of Proceeds                    Amount     Percentage
                    -----------------------                 -----------  -----------
Repayment of Indebtedness (1)  ..........................    $  491,600      17.6%
Acquisition of the assets of New Yorker .................       715,000      25.5
Acquisition of the assets of Jerry's ....................       255,000       9.1
Acquisition of inventory from New Yorker and
 Jerry's ................................................       100,000       3.6
Working capital (2)  ....................................     1,238,400      44.2
                                                             ----------     ------
                                                             $2,800,000     100  %
                                                             ==========     ======

    Mike's intends to use approximately $390,000 of the proceeds of this offering to repay its private placement notes on the closing of this offering, $76,600 to repay non-interest bearing loans due March, 1999 by Michael Rosen and Elizabeth Pilossoph pursuant to a settlement agreement, $25,000 to repay 6% demand loans by Annette Cantor, $715,000 to purchase all of the assets of New
Yorker and $255,000 to purchase all of the assets of Jerry's. Mike's expects to use the balance of the proceeds of the offering for general corporate purposes, including working capital and capital expenditures. See "Business --Acquisition of Distributors."

     Pending use of the proceeds from this  offering as set forth above,  Mike's may invest all or a portion of such  proceeds  in  short-term,  interest-bearing securities, U.S. Government securities, money market investments and short-term, interest-bearing deposits in major banks.
-------------

(1) Includes the repayment of $390,000 of its 12% private placement notes. The terms of the notes require their repayment upon the earlier of December, 1999 or the closing of this offering.

(2) Mike's presently anticipates that the balance of the proceeds attributable to working capital will be used to fund current operations through a substantial portion of calendar 1999, including inventory purchases, acquisition of freezers and trucks and purchasing related computer hardware and software to expand the operations. See "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations".

                                    DILUTION


     As of September 30, 1998, the net pro forma negative tangible book value, after giving to certain transactions as if they occurred on September 30, 1998, of Mike's was ($946,539) or ($.18 ) per share of common stock. Net negative tangible book value per share represents the amount by which the liabilities exceed the amount of total tangible assets divided by 5,152,908, the number of shares of common stock outstanding on a pro forma basis on September 30, 1998 . See "Capitalization". Thus, as of September 30, 1998, the pro forma net negative tangible book value per share of common stock owned by Mike's current stockholders would have increased by $2,800,000 or $.34 per share after giving effect to this offering without any additional investment on their part and the purchasers of the common stock offered hereby would have incurred an immediate dilution of $.83 per share from the offering price. The following table illustrates this per share dilution:


Public Offering price per share of
   Common Stock Offered hereby . . . . . . . . . . . . . . . .             $1.00
Net tangible book value per share before offering (1). . . . .  (.18 )
Increase per share attributable to new investors (2) . . . . .   .34
Increase per share attributable to acquisition (3) . . . . . .   .01
Adjusted net tangible book value per share
  after this offering. . . . . . . . . . . . . . . . . . . . .             $ .17
                                                                           -----
Dilution per share to new investors. . . . . . . . . . . . . .             $ .83
                                                                           =====

    The following table summarizes the relative investments of investors pursuant to this offering and the current stockholders of Mike's:

                                 Common Shares                                 Average
                                    Acquired         Total Consideration        Price
                               Number       Percent     Amount      Percent   Per Share
                               ------       -------     ------      -------   ---------
Current Stockholders         5,152,908(1)     43.7%   $12,209,029     65.5%      $2.37
Purchasers of Common Shares
    in the Offering          3,500,000(2)     29.7%   $ 3,500,000     18.8%      $1.00
Shares issued in connection
    with acquisitions        3,150,000(3)     26.6%   $ 2,942,500     15.7%      $ .93
                            ------------     ------   -----------    ------
     Total                  11,802,908       100.0%   $18,651,529    100.0%
                            ------------     ------   -----------    ------
--------

(1) Gives effect to the issuance of shares after September 30, 1998 as if they occurred on that date: 760,000 shares as part of the units sold in the private placement and 170,000 shares for services rendered.
(2) Assumes no exercise of the Underwriters' over-allotment option. See "Underwriting".
(3) Gives effect to the issuance simultaneously with the closing of this offering of 650,000 shares as partial payment for the acquisition of New Yorker, 170,000 shares as partial payment for the acquisition of Jerry's, 1,500,000 shares to an unrelated third party as a finder's fee in connection with the acquisition of New Yorker and Jerry's and 830,000 shares for services rendered.

     If the over-allotment option is exercised in full, the new common stock investors will have paid $4,025,000 and will hold 4,025,000 shares of common stock, representing 21.0% of the total consideration and 32.6% of the total number of outstanding shares of common stock. See "Description of Securities" and "Underwriting".

                                 CAPITALIZATION


     The following table sets forth the cash and capitalization of Mike's as of September 30, 1998, proforma capitalization and the as adjusted capitalization which gives effect to the consummation of this offering as if it occurred on September 30, 1998. This table should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus.

                                                            September 30, 1998
                                                 --------------------------------------
                                                                            Pro Forma
                                                      Actual  Pro Forma (1) As Adjusted (2)
                                                      ------  ------------  --------------
Cash and cash equivalents                             $7,979    $178,979    $1,417,393
                                                 =====================================

Accounts payable and accrued expenses            $   569,179 $   219,179   $   219,179
Notes payable to related parties                     331,586     331,586       135,000
Notes payable (including private placement)          700,244     750,244       380,244
Current portion - long-term debt                       -           -           323,750
Accrued interest on notes                             55,325      55,325        55,325
                                                 -------------------------------------
Total short-term liabilities                       1,656,334   1,356,334     1,113,498
                                                 -------------------------------------
Long-term notes payable                                -           -           371,250
                                                 -------------------------------------
Stockholders' equity (deficit):
  Preferred Stock $.01 par value; 500,000 shares
   authorized, no shares issued or outstanding
   (actual, pro forma and pro forma as adjusted)
  Common Stock, $.001 par value; 20,000,000 shares
   authorized,  4,222,908 shares (actual), 5,152,908
   shares (pro forma) and 11,802,908 shares
     (pro forma as adjusted)                           4,222       5,152        11,802
  Additional paid-in capital                      10,829,066  11,506,636    17,242,486
  Accumulated deficit                            (11,724,159)(12,456,659)  (14,504,159)
                                                 -------------------------------------
  Total stockholders' equity (deficit)              (890,871)   (944,871)    2,750,129
                                                 -------------------------------------
  Total capitalization                          $   (890,871)$  (944,871)   $3,121,379
                                                 -------------------------------------

(1) Gives effect to the issuance of shares after June 30, 1998 as if they occurred on that date: 760,000 shares as part of the units sold in the private placement and 170,000 shares for services rendered.
(2) Reflects the sale of 3,500,000 shares of common stock by Mike's at an assumed offering price of $1.00 per share and the application of the net proceeds as described in "Use of Proceeds", including the acquisition of New Yorker and Jerry's.

                           PRICE RANGE OF COMMON STOCK



     Mike's common stock has traded on the OTC Bulletin Board under the symbol "MIKS" since July 31, 1997. The following table sets forth the high and low closing prices for the common stock for the periods indicated:

                                                 High          Low
                                                 ----          ---
     1999
     First Quarter
      (through January 19, 1999) . . . . .          7/8          3/8

     1998
     Fourth Quarter. . . . . . . . . . . .        1              3/8
     Third Quarter . . . . . . . . . . . .        1 5/32         5/8
     Second Quarter. . . . . . . . . . . .        2 5/8          3/4
     First Quarter . . . . . . . . . . . .        4 1/2       2  1/4

     1997
     Fourth Quarter. . . . . . . . . . . .        5 11/16     2 9/16
     Third Quarter . . . . . . . . . . . .       12           5 1/8

     -------

     As of January 10, 1999, there were approximately 170 holders of record of the common stock. On January 19, 1999, the closing sales price of Mike's common stock was $.875 per share.


                                 DIVIDEND POLICY

    Mike's has never declared or paid any cash dividends. Mike's currently does not intend to pay cash dividends in the foreseeable future on the shares of common stock. Management intends to reinvest any earnings in the development and expansion of Mike's business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by the Board of Directors of Mike's, based upon the Board's assessment of :

   .     the financial condition of Mike's;
   .     earnings;
   .     need for funds;
   .     capital requirements;
   .     prior claims of preferred  stock to the extent issued and  outstanding;
         and
   .     other factors, including any applicable laws.

    Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

                             SELECTED FINANCIAL DATA


    The following selected financial information concerning Mike's, other than the pro forma and the pro forma as adjusted balance sheet and statement of operations data, has been derived from the financial statements included elsewhere in this prospectus and should be read in conjunction with such financial statements and the notes thereto. See "Financial Statements".

    The selected financial data should be read in conjunction with and is qualified in its entirety by, Mike's financial statements, related notes and other financial information included elsewhere in this prospectus.

Statement of Operations Data:

                                Fiscal Year Ended              Nine Months Ended
                                  December 31,                   September 30,
                               1997           1996             1998          1997
                               ----           ----             ----          ----
Net sales                    $384,348      $2,392,258        $130,403       $361,660
Net loss                   (4,502,645)     (4,050,547)       (582,511)    (4,089,395)
Loss per Common Share (1)     $ (1.69)        $ (2.54)         $ (.17)       $ (1.65)
Weighted Average Common
  Shares Outstanding (1)    2,662,013       1,592,106       3,441,927      2,471,455

Balance Sheet Data:

                                           As of September 30, 1998
                                                                Pro Forma
                                       Actual    Pro Forma (3) As Adjusted (4)
                                       ------    ------------  --------------
Total assets                          $765,463    $ 411,463   $ 4,234,877
Current liabilities (2)              1,656,334    1,356,334     1,113,498
Long-term liabilities net of
    current portion                     -            -            371,250
Stockholders' equity (deficit)        (890,871)    (944,871)    2,750,129
-------

(1) Does not include 3,069,999 shares of Common Stock reserved for issuance upon the exercise of outstanding stock options and warrants at a weighted average exercise price of $3.06 per share.
(2) Reflects the repayment of the private placement notes with a portion of the offering proceeds.
(3) Gives effect to the issuance of shares after September 30, 1998 as if they occurred on that date: 760,000 shares as part of the units sold in the private placement and 170,000 shares for services.
(4)  Reflects  the sale of  3,500,000  shares  of  common  stock by Mike's at an assumed offering price o f $1.00 per share, after deducting the underwriting discount, estimated offering expenses and the application of the net proceeds as described in "Use of Proceeds," including the acquisition of two ice cream distributors.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS


     The following discussion should be read in conjunction with the historical financial statements of Mike's included elsewhere in this prospectus.

Results of Operations

Nine Months Ended September 30, 1998 and September 30, 1997

     Mike's sales for the nine months ended September 30, 1998 and 1997 were $130,403 and $361,660 respectively. The limited volume for the current year was primarily due to insufficient working capital and the limited usage of the Mike's Original brand. Management has changed Mike's operations from manufacturing, marketing and distributing its own line of ice cream products to marketing and distributing a variety of ice cream products and other frozen desserts, Management intends to accomplish this plan by acquiring distribution companies with new brands and customers, distribution expertise and an operations center that can absorb any future acquisitions. As part of this plan, Mike's has recently acquired the rights to purchase the assets of New Yorker Ice Cream Corp. ("NYIC") and Jerry's Ice Cream Co., Inc. ("Jerry's"). NYIC and Jerry's provide full service distribution and marketing services of ice cream and frozen novelties. These companies had combined 1997 revenues of approximately $6,800,000.

     Gross profit for the nine months ended September 30, 1998 was $(126,372) and $16,699 for the comparable nine months ended September 30, 1997. The decrease and elimination of gross profit dollars is primarily attributable to the lack of sales due to limited operations and the limited usage of the Mike's Original brand. Remaining finished goods inventories were sold at significantly reduced prices over the nine month period.

     General  and  administrative  expenses  (G&A)  for the  nine  months  ended
September 30, 1998 and September 30, 1997 were approximately $381,200 and $1,943,300 respectively. The decrease was primarily due to a reduction in legal expenses in the amount of $444,000. Other decreases resulted from salary reductions ($280,000) and a decrease in other professional fees including accounting($785,000).

     Selling,  marketing  and  shipping  expenses  for  the  nine  months  ended
September 30, 1998 and September 30, 1997 were approximately $190,400 and $645,900 respectively. The sharp decline for the 1998 period was primarily from decreases in retail introductory programs, advertising, and in store promotions as a result of limited operations.

     Interest expense, net of interest income for the nine months ended September 30, 1998 and September 30, 1997 were approximately $95,000 and $1,495,800 respectively. The reduction in the amount charged to profit and loss was created by the conversion of debt in 1997 to equity and the reduction of other interest bearing debt through the application of proceeds from the initial public offering.

     Net loss for the nine months ended September 30, 1998 was $ 582,511 as compared to $4,089,395 for the comparable prior year period. The net loss in 1998 was offset by the forgiveness of debt by the Rosens and other related parties in the amount of $216,882. The net loss in 1997 was attributable to the high cost of debt, prior to the initial public offering and the lack of volume.

Years Ended December 31, 1997 and December 31, 1996


        Mike's net sales for the years ended December 31, 1997 and 1996 were $384,348 and $2,392,258, respectively, a decrease of 84%. This decrease resulted from the initial fill of product into the distributor pipeline which occurred early in 1996, as well as Mike's limited capital in 1997, which limited capital has adversely impacted its ability to purchase product from its manufacturer to fill existing customer orders and has limited its ability to engage in marketing and advertising programs to promote additional sales. Net sales for 1997 were also adversely affected by the determination by Kraft to terminate its distributorship agreement with Mike's. Net sales for 1997 was further reduced by approximately $129,000, representing net returns from this distributor.

        Gross (loss) profit for the year ended December 31, 1997 as compared to 1996 declined 107% to ($66,850) from $952,623, taking into account the return of product previously described. Gross profit as a percentage of sales (before the effect of the sales returns) for the year ended December 31, 1997 declined to a deficit of 17.4% of net sales compared to 39.8% for the year ended December 31, 1996. The decrease in gross profit dollars is primarily attributable to the decline in net sales and gross profit percentage. Gross profit as a percentage of net sales declined partly as a result of higher raw material costs associated with the manufacture of Mike's ice cream products, reduced selling prices to certain area retailers and the very limited volume.

     General and administrative expenses (G&A) for the years ended December 31, 1997 and December 31, 1996 were approximately $2,178,000 and $2,194,000 respectively. The major components of these expenses for the years ended
December 31, 1997 and December 31, 1996 were payroll and related taxes of $399,000 and $361,000, respectively, legal and accounting fees of $597,000 and $413,000, respectively (of which $450,000 was paid in common stock during calendar year 1997) and consulting fees of $948,000 and $1,178,000, respectively (of which $855,000 and $180,000, respectively was paid in common stock). The shares issued during the year ended December 31, 1997, though restricted securities, were valued by Mike's at $1,311,000, based upon 25% discounts from the initial public offering price on transactions occurring prior to the IPO and the closing bid price on the date authorized for transactions occurring after the IPO.


     Selling and shipping expenses for the years ended December 31, 1997 and December 31, 1996 were approximately $724,000 and $2,597,000 respectively. The decline for the 1997 period was primarily from decreases in retail introductory programs from $602,000 to $131,000 and store and media price reduction coupons and media events from $983,000 to $314,000, as well as decreases in advertising programs with store chains from $305,000 to $64,000.

     Research and development costs for the year ended December 31, 1997 was $28,594 as compared to $70,632 for the year ended December 31, 1996. This decrease of $42,038 or 60% is a direct result of the limited capital available for such expenditures.


        Interest expense, net of interest income for the years ended December 31, 1997 and December 31, 1996 were approximately $1,506,000 and $142,000 respectively. $169,000 of the net interest cost for the year ended December 31, 1997 was attributable to the conversion of open accounts payable into interest-bearing accounts, and additional borrowings from related parties and other creditors. These additions to interest-bearing obligations began in mid 1996 and continued in 1997 until completion of Mike's IPO. The remainder of interest charges for the years December 31, 1997 and 1996 resulted from non-cash imputed interest charges of $1,327,000 and $15,000, respectively, primarily in connection with the issuance of common stock to Mike's manufacturer, and the issuance of convertible debt and/or warrants to lenders, including vendors. The imputed interest charges attributable to the shares issued and issuable to these various creditors in 1997 were charged to operations in the period the shares or convertible securities were initially issued. The shares, though restricted securities, were valued by Mike's based upon a 25% discount from the IPO price.

     Net loss for the years December 31, 1997 and 1996 amounted to approximately $4,503,000 and $4,051,000, respectively. The primary reason for the net loss in 1997 was the lack of sales volume, the lack of cash flow through the date of the IPO and the high interest costs associated with the high debt levels prior to the IPO. The 1996 net loss was attributable to the high selling, general and administrative expenses combined with lower gross profits.


Seasonality


     Mike's typically experiences more demand for its products during the summer than during the winter.


     The ice cream industry generally experiences its highest volume during the spring and summer months and the lowest volume in the winter months. In this regard, according to statistics published by the International Ice Cream Association, 35.5% of sales of novelty ice cream products and 29.5% of sales of packaged ice cream products were made during the third quarter (July -
September) of calendar 1996 while only 18.0% of sales of novelty ice cream products and 22.4% of sales of packaged ice cream were made during the first quarter (January - March) of calendar 1996.

Liquidity and Capital Resources


     Mike's cash requirements have been significantly exceeding its resources due to the limited operations of Mike's. At September 30, 1998 Mike's had a working capital deficit of $1,006,104. It is anticipated that the cash balance of $7,979, collection of receivables and the net proceeds of $355,000 from Mike's's recent private placement should sustain Mike's until an additional offering of securities can be accomplished. While Mike's has filed a registration statement with the Securities and Exchange Commission covering a secondary offering of securities, there are no assurances that such additional offering of securities can be accomplished. If the offering of additional securities is successful, Mike's plans to close the two acquisitions currently under contract with Mike's and may seek additional acquisitions to continue the shift of Mike's's business to more of a distributorship rather than a manufacturer. These acquisitions and additional financing are anticipated to generate sufficient cash flow to meet Mike's needs for the balance of the year. The failure of Mike's to complete this secondary offering would require Mike's to seek other financing in order to continue as a going concern and Mike's has no alternative plans for financing. See "Description of Securities - Private Placement," "Use of Proceeds" and "Business - Acquisitions of Distributors."


Impact of the Year 2000 on Information Systems

     The Year 2000 issue arises as the result of computer programs having been written, and systems having been designed, using two digits rather than four to define the applicable year. Consequently, such software has the potential to recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

     Mike's is not expected to be affected by Year 2000 as it does not rely on date-sensitive software or affected hardware. Mike's current accounting and other systems were purchased "off-the-shelf". Mike's intends to timely update its accounting and other systems which are determined to be affected by Year 2000 by purchasing Year 2000 compliant software and hardware available from retail vendors at reasonable cost.

     Mike's has not yet contacted other companies on whose services Mike's depends to determine whether such companies' systems are Year 2000 compliant. If the systems of Mike's or other companies on whose services Mike's depends, including Mike's customers, are not Year 2000 compliant, there could be a material adverse effect on Mike's financial condition or results of operations.


                                    BUSINESS

General

     According to the International Ice Cream Association, ice cream was part of a $10.5 billion nationwide frozen dessert industry in 1995 and has wide appeal, with over 93% of households in the United States consuming these products. From its inception, Mike's marketed, sold and distributed Mike's Original Cheesecake Ice Cream, an all natural blend of ice cream with cheesecake ingredients. This product line was offered in a variety of flavors mainly to supermarkets and grocery stores and also, to a lesser extent, to convenience stores and food service outlets. Since March 1998, sales of Mike's ice cream have been nominal. In June 1998, sales of Mike's ice cream were reduced and Mike's began distributing Veryfine Frozen Juice Bars under an agreement with Veryfine.

     Initially, Mike's manufactured, marketed and distributed its own line of ice cream products. Mike's wants to change its operations to marketing and distributing a variety of ice cream products and other frozen desserts, including nationally known brands of super-premium ice cream products and possibly its own ice cream products. Mike's plans to change its operations by buying distribution companies in large metropolitan areas. Mike's expects these purchases to provide new brands and customers, distribution expertise and an operations center that can absorb any future acquisitions. As part of this plan, Mike's recently acquired the rights to purchase the assets of New Yorker Ice Cream Corp. and Jerry's Ice Cream Co., Inc. New Yorker and Jerry's distribute and market of ice cream and frozen novelties including Haagen-Dazs, Good Humor, and Edy's. These companies had combined 1997 revenues of approximately $6,800,000 (See Pro Forma Financial Statements). Mike's intends to use part of the offering proceeds to buy these assets.

     Mike's was incorporated in New York in March 1993 and reincorporated in Delaware in May 1994. It maintains its principal offices at 366 N. Broadway, Jericho, New York 11753 and its telephone number is (516) 942-8068.

Agreement with Veryfine Products

     Mike's  entered  into a license  agreement  with  Veryfine  Products,  Inc.
effective April 1, 1998 for the sale of Veryfine Frozen Juice Bars. The agreement grants Mike's wholly-owned subsidiary, New Yorker Frozen Desserts, Inc., an exclusive license to manufacture and sell frozen juice bars in certain flavors, sizes and packaging for a two year period in the New York Metropolitan area, including Nassau, Suffolk, Westchester, Putnam and Rockland counties, and certain counties in New Jersey and in the State of Connecticut. Mike's has the right to manufacture these products at facilities it designates under quality assurance procedures established by Veryfine. These products have been manufactured in the Fieldbrook facility in Buffalo, New York and Mike's has been selling these products since June 1998. The license agreement also prohibits Mike's from manufacturing or selling any other branded frozen juice bar.

Proposed Acquisition of Distributors

     Mike's will be using a portion of the proceeds of this offering to purchase the assets of New Yorker and Jerry's, two full service distributors and marketers of ice cream and frozen novelties. In July 1998, Multi Venture Partners Ltd. assigned to Mike's all of its right, title and interest under certain purchase agreements to acquire the assets of New Yorker and Jerry's. These agreements, which have since been amended, provide for an aggregate purchase price of approximately $2,500,000, of which

     .    $970,000 is payable in cash at closing,
     .    $820,000 is payable in restricted common stock at closing,
     .    $200,000 is payable over six months at an 8% annual interest rate; and
     .    $495,000 is payable over four years at an 8% annual interest rate.

     Each agreement further provides: (i) for a price guarantee on the common stock issued at closing which is exercisable by the purchaser eighteen months from the closing date; and (ii) that Mike's can call all or part of such common stock at any time during such eighteen month period, at the closing price of the common stock on the closing date of the acquisition.

     At closing Mr. Ted Ketsoglou, the principal of New Yorker and Mr. Gerald Schneider, the principal of Jerry's, will become directors and officers of Mike's and will be employed by Mike's pursuant to written employment agreements. See "Management - Proposed Employment Agreements."

     Some of the products currently being distributed by New Yorker and Jerry's are Haagen Dazs, Good Humor, Baskin Robbins, Snickers, Edy's, Veryfine Juice Bars and American Classics. New Yorker and Jerry's own in the aggregate approximately 2,000 freezers which they have placed in approximately 1,500 locations throughout the New York Metropolitan area, including Connecticut and New Jersey. The institutions serviced by these companies include grocery stores, bodegas, restaurants, delicatessens, supermarkets, parks, beaches and airports. Their combined revenues for the year ended December 31, 1997 were approximately $6,800,000.

Principal Supplier

     For the year ended December 31, 1997 and for the nine months ended September 30, 1998, approximately 30% of the combined revenues of New Yorker and Jerry's were from the sale of Haagen-Dazs products. While these companies enjoy long term relationships with Haagen-Dazs, the loss of this company as a supplier could have a material adverse effect upon the business of New Yorker and Jerry's.

Manufacturing

     Mike's products are presently manufactured by Fieldbrook Farms, an independent FDA approved facility located in Buffalo, New York, under a two-year exclusive manufacturing agreement expiring in March 1999. The manufacturing agreement, dated as of March 20, 1997, provides that Fieldbrook shall be the exclusive supplier of all products manufactured by Fieldbrook and distributed by Mike's east of the Mississippi River for a period of two years.

     The products distributed by New Yorker and Jerry's are manufactured either by the ice cream company themselves, i.e., Haagen Dazs, or by third party manufacturers, and sold to New Yorker and Jerry's.

Distribution and Marketing

     Mike's, through its officers, consultants and other representatives, currently markets the Mike's Original products on a limited basis to supermarkets, grocery stores, convenience stores and food service outlets. While Mike's incurred substantial promotional expenses for freezer space in connection with entering new markets, maintaining existing markets, entering new retailers and maintaining shelf space in existing retailers, it has received no assurance that these retailers will continue to allocate freezer space for Mike's products even after the payment of these fees and, in fact, many supermarkets have discontinued selling Mike's products.

     New Yorker and Jerry's employees primarily distribute their products to grocery stores, bodegas and restaurants in their own trucks. New Yorker and Jerry's have placed their own freezers at these locations at no expense to the store owner. New Yorker and Jerry's currently have placed approximately 2,000 freezers in approximately 1,500 locations in the New York City Metropolitan area.

Competition

     In the distribution of products, New Yorker and Jerry's compete with many distributors in the New York City Metropolitan area, several of which have greater financial and other resources. In order to maintain and increase its market position, New Yorker and Jerry's must maintain the condition of their freezers, effectively compete in the selling price of their products, and seek additional locations for freezers.

Government Regulation

     Mike's is subject to regulation by various governmental agencies regarding the distribution and sale of food products, including the FDA and various state agencies. Mike's believes that its marketing and distributing operations comply with all existing applicable laws and regulations.

     Mike's cannot predict the impact of possible changes that may be required in response to future legislation, rules or inquiries made from time to time by governmental agencies. FDA regulations may, in certain circumstances, affect the ability of Mike's, as well as others in the industry, to develop and market new products. However, Mike's does not presently believe that existing applicable legislative and administrative rules and regulations will have a significant impact on its operations.

Trademarks and Patents

     Mike's owns registered trademarks and service marks under the names "Mike's Original ", "GRAMWICH " and "Graham Cracker Delight ". Mike's has common law trademarks for "Strawberry Fantasy ", "Chocolate Tidbits ", Sorbet Blends , Raspberry Romance and Lemon Lace . Mike's does not believe that any of these trademarks are material, either individually or collectively, to Mike's planned operations.

     All trademarks and service marks appearing in this prospectus that do not relate to Mike's products are the property of their respective holders.

Insurance

     Mike's business exposes it to potential liability which is inherent in the marketing and distribution of food products. Mike's currently maintains $2,000,000 of product liability insurance. Mike's also maintains $1,000,000 of general and personal injury insurance per occurrence and $5,000,000 in the aggregate. Any product liability judgement against Mike's which is not covered by insurance could have a material adverse effect on Mike's business and prospects.

Employees

     Mike's currently employs two part-time persons, who serve in administrative capacities. New Yorker and Jerry's employ an aggregate of approximately 30 full-time persons, of whom approximately 5 are in executive and administrative operations and approximately 25 in warehouse, selling and distribution. None of the employees are represented by a labor union. Mike's, New Yorker and Jerry's consider their relationships with their employees to be satisfactory.


Seasonality

     The ice cream industry generally experiences its highest volume during the spring and summer months and the lowest volume in the winter months. In this regard, according to statistics published by the International Ice Cream Association, 35.5% of sales of novelty ice cream products and 29.5% of sales of packaged ice cream products were made during the third quarter (July -
September) of calendar 1996 while only 18.0% of sales of novelty ice cream products and 22.4% of sales of packaged ice cream were made during the first quarter (January - March) of calendar 1996.

Legal Matters


     J.W. Messner, Inc. v. Mike's Original, Inc. On May 22, 1997, the parties entered into a Stipulation of Settlement in this action pending in the Supreme Court of New York, Nassau County, wherein Mike's agreed to pay J. W. Messner, Mike's former advertising agent, the sum of $125,935.82, in three installments as follows: $40,000 on June 30, 1997; $42,967.91, plus accrued interest, on or before June 30, 1998; and $42,967.91, plus accrued interest, on or before December 31, 1998. As of January 19, 1999, only the $40,000 due on June 30, 1997 has been paid.

     Universal Folding Box Co., Inc. v. Mike Original, Inc., et al. On April 2, 1998, Mike's was served with a complaint in an action pending in the Supreme Court of New York, Nassau County and seeks damages in the amount of $82,037, arising from Mike's alleged failure to pay for certain inventory purchased. In December, 1998, the parties submitted the case to non-binding arbitration in which the arbitrator found in favor of Universal Folding Box Co., Inc. in the sum of $30,000. Mike's disputes the non-binding arbitrator's decision, the allegations of the complaint and intends to file an answer and vigorously defend against the allegations raised in the complaint.

     Except as set forth above, Mike's is not involved in any material pending legal proceedings.

                            MANAGEMENT


Directors and Executive Officers

     The By-Laws of Mike's provide for a Board of Directors of between three and nine members classified into three classes as nearly equal in number as possible, whose terms expire in successive years.

     The directors and executive officers of Mike's are as follows:

           Name              Age    Position(s) with Mike's
           ----              ---    -----------------------
     Arthur G. Rosenberg     61     President and Director
     Marc P. Palker          46     Secretary
     Frederic D. Heller      60     Director
     Myron Levy              56     Director


     Arthur G. Rosenberg, Esq. has been a director of Mike's since September 1995 and President since September 1, 1998. Mr. Rosenberg has been the Vice President of Acquisitions for The Associated Companies, a real estate developer, in Bethesda, Maryland since June 1987 and is a principal of Millennium Development Group, LLC, a real estate developer in Frederick, Maryland. Mr. Rosenberg is an attorney admitted to practice in the State of New York and has practiced law for over 30 years. Mr. Rosenberg is a director of Phar-mor Inc., which operates a chain of retail drug stores.

     Marc P. Palker has been a financial consultant to Mike's since December, 1997 and Secretary of Mike's since September 1, 1998. From January, 1997 to the present, Mr. Palker has been an independent financial consultant. From February, 1989 through December, 1996 Mr. Palker was Chief Financial Officer of Firetector Inc. a publicly owned business involved in the design, manufacture and service of life safety communications equipment. From 1994 through 1995, Mr. Palker served as National Vice President of the Institute of Management Accountants. Mr. Palker is a Certified Management Accountant.

     Frederic D. Heller was Vice President of Finance and director of Mike's from January 1997 until November 14, 1997 when he resigned as an officer of Mike's. Since November 1997, Mr. Heller has been Chief Financial Officer of J & W Management Corp., a commercial real estate management company. Mr. Heller is a CPA licensed in the State of New York for over the last ten years. Prior to joining Mike's, from November 1994 through January 1997, he practiced as an independent financial consultant including rendering such services to Mike's in that capacity from August 1996 to January 1997. From September 1992 through
October 1994, Mr. Heller was Vice President of Finance and director of Vasomedical, Inc., formerly Future Medical Products, Inc., a publicly owned business involved in the merchandising of certain medical technology. From October 1990 through September 1992, Mr. Heller was president and chief operating officer of FDH Enterprises, Inc., a company rendering financial consulting services to business clients.


     Myron Levy has been a director of Mike's since July 1997. Since June 1993, Mr. Levy has been President of Herley Industries, Inc., a publicly owned designer and manufacturer of flight instrumentation products. From May 1991 to June 1993, Mr. Levy served as Executive Vice President and Treasurer of Herley Industries, Inc. Mr. Levy also has been a director of Herley since 1992.

     Mike's Board of Directors is classified into three classes. The directors in each class serve for three-year terms. Arthur G. Rosenberg is a member of Class I which serves until Mike's 1998 Annual Meeting of Stockholders. Myron Levy is a member of Class II which serves until Mike's 1999 Annual Meeting of Stockholders. Frederic D. Heller is a member of Class III which serves until Mike's 2000 Annual Meeting of Stockholders. Directors who are not employees of Mike's receive no cash compensation for their services to Mike's as directors, but are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors. All members of the Board of Directors are eligible to participate in Mike's stock option plans. Each director attended or participated in at least 75% of the meetings of the Board of Directors during his tenure in fiscal 1997.

Executive Compensation

     The following table sets forth the cash and other compensation paid or accrued by Mike's during the year ended December 31, 1997 and 1996 and the nine months ended December 31, 1995 to Mike's Chief Executive Officer. Michael Rosen ceased to be Mike's Chief Executive Officer effective in May 1998. No other executive officer earned over $100,000 in any fiscal year.



                                                                               Long Term
                                         Annual Compensation                  Compensation
                                --------------------------------------------  Securities
Name and                                                       Other Annual   Underlying     All  Other
Principal Position              Year       Salary      Bonus  Compensation(2)   Options     Compensation
------------------              ----       ------      -----  --------------  -----------   ------------


Michael Rosen                   1997     $  98,083        -         -           50,000(3)        -
 Chairman of the Board,         1996       112,250(1)     -         -          200,000(3)        -
 President, Chief            9/30/95(4)     81,000(1)     -         -           -                -
 Executive Officer

---------
(1) Does not include an aggregate of $89,565 of salary which was accrued and not paid to Mr. Rosen during the period from inception through September 30, 1996, to which Mr. Rosen has waived all rights.
(2) The value of all perquisites provided to Mike's officers did not exceed the lesser of $50,000 or 10% of the officer's salary and bonus.
(3) Represents ten-year options granted in May 1996 and September 1996 pursuant to Mike's 1995 Long Term Incentive Plan.
(4)  Represents the nine-month period ended December 31,1995.



Option/SAR Grants in Last Fiscal Year


     The following table sets forth all stock options granted to the executive officers named in the Executive Compensation table during the fiscal year ended December 31, 1997 and 1996.

                                             Individual Grants
                           -----------------------------------------------------
                           Number of        % of Total
                           Securities      Options/SARS
                           Underlying       Granted to  Exercise or
                           Options/SARS    Employees in    Base      Expiration
Name                       Granted (#)      Fiscal Year Price ($/Sh)    Date
----                       ------------    ------------ ------------  ----------


Michael Rosen                 33,333           12.5%      $3.00    May 31, 2006 (1)
                             166,667           62.5%      $1.50    September 11, 2006 (2)
                              50,000           42.9%      $1.50    May 1, 2007(3)
------

(1) Represents ten year options granted in May 1996, pursuant to Mike's 1995 Long Term Incentive Plan. Options became fully vested on November 30, 1996.
(2) Represents ten year options granted in September 1996, pursuant to Mike's 1995 Long Term Incentive Plan. Options became fully vested on March 12, 1997.
(3) Represents ten year options granted in May 1997 pursuant to Mike's 1995 Long Term Incentive Plan. Options became fully vested on November 1, 1997.



Consulting Agreements

     In October 1998, Mike's entered into a five-year consulting agreement with its President, Arthur G. Rosenberg which becomes effective upon the acquisition of New Yorker and Jerry's, at which time Mr. Rosenberg will be resigning as President of Mike's and continuing in his position as Chief Executive Officer. Mr. Rosenberg is to provide management, sales and marketing services to Mike's for a monthly fee of $5,000.

     Mike's has entered into a consulting agreement with Alma Management Corp. ("Alma"), as of November 1, 1996. Under this agreement, which is for a term ending October 31, 1998, Alma has agreed to cause its two principals, to provide sales and marketing advisory and consulting services to Mike's. Alma receives an annual consulting fee of $50,000 payable at Mike's option in either cash or common stock. In addition, Alma has received 30,000 shares of common stock and options to purchase 133,333 shares of common stock at an exercise price of $1.50 per share. One-third of the options vest on May 1, 1997, one-third six months thereafter and the balance vest on May 1, 1998. Mike's may terminate the services of either of Alma's principals under the consulting agreement with Alma if he cannot adequately perform his duties thereunder because of mental or physical disability, death or for "Just Cause" (as defined in the consulting agreement). The consulting agreement provides that if one of Alma's principals is terminated by Mike's, the consulting fee paid to Alma will be reduced by one half and if both principals are terminated by Mike's, no further compensation will be paid to Alma. The consulting agreement restricts Alma and its principals from competing with Mike's for the term of the agreement and for one year after it terminates and contains provisions protecting Mike's trade secrets and proprietary rights and information.

Proposed Employment Agreements


     Ted Ketsoglou has entered into a five year employment agreement, commencing on the closing of the New Yorker acquisition, wherein he has agreed to serve as President of Mike's. The term of the agreement may be extended for an additional five year period at the sole option of Mike's. As compensation for his services, Mr. Ketsoglou is to receive $126,000 annually and an annual bonus equal to 2% of Mike's pretax profits. He is also to receive annual salary increases of 5% during the initial five year term and 10% thereafter. Upon the effectiveness of the agreement, Mike's will issue to Mr. Ketsoglou 200,000 shares of its common stock, of which half shall vest on January 15, 1999 and half on January 15, 2000. His employment agreement also provides that Mike's will grant certain options on closing future acquisitions and for certain payments following death or disability. During the term of his employment, Mike's has also agreed to use reasonable efforts to cause Mr. Ketsoglou's appointment or election to Mike's Board of Directors. For more than the past five years, Mr. Ketsoglou has been President of New Yorker.

     Gerald Schneider has entered into a five year employment agreement, commencing on the closing of the Jerry's acquisition, wherein he has agreed to serve as Vice President of Sales of Mike's. The term of the agreement may be extended for an additional five year period at the sole option of Mike's. As compensation for his services, Mr. Schneider is to receive $115,500 annually and an annual bonus equal to 2% of Mike's pretax profits. He is also to receive annual salary increments of 5% during the initial five year term and 10% thereafter. Upon the effectiveness of the agreement, Mike's will issue to Mr. Schneider 200,000 shares of its common stock on which half shall vest on January 15, 1999 and half on January 15, 2000. His employment agreement also provides that Mike's will grant certain options on closing future acquisitions and for certain payments following death or disability. During the term of his employment, Mike's has also agreed to use reasonable efforts to cause Mr. Schneider's appointment or election to Mike's Board of Directors. For more than the past five years, Mr. Schneider has been President of Jerry's.

Stock Plans

     1995 Long Term Incentive Plan

     In August 1995,  Mike's  adopted The Mike's  Original,  Inc. 1995 Long Term
Incentive Plan (the "1995 Incentive Plan") in order to motivate qualified employees of Mike's, to assist Mike's in attracting employees and to align the interests of such persons with those of Mike's stockholders.

     The 1995 Incentive Plan provides for the grant of "incentive stock options" within the meaning of the Section 422 of the Internal Revenue Code of 1986, as amended, "non-qualified stock options," restricted stock, performance grants and other types of awards to officers, key employees, consultants and independent contractors of Mike's and its affiliates.

     The 1995 Incentive Plan, which is administered by the Board of Directors, authorizes the issuance of a maximum of 433,333 shares of common stock. If any award under the 1995 Incentive Plan terminates, expires unexercised, or is canceled, the common stock that would otherwise have been issuable pursuant thereto will be available for issuance pursuant to the grant of new awards. To date, Mike's has granted an aggregate of 306,667 options to purchase common stock under the 1995 Incentive Plan, of which 250,000 options have been granted to Michael Rosen, Mike's former Chairman of the Board and Chief Executive Officer. 33,333 of these options are exercisable for ten years from the date of grant at a price of $3.00 per share and 216,667 of these options are exercisable for ten years from the date of grant at a price of $1.50 per share. Another
56,667 options have been granted to Steven A. Cantor. Each of the options granted to Mr. Cantor are exercisable for a ten year term at a price of $1.50 per share. As of September 30, 1998, none of these options had been exercised.

     1996 Non-Qualified Stock Option Plan


     In October 1996, Mike's Board of Directors approved a 1996 Non-Qualified Stock Option Plan (the "Non-Qualified Plan") which covers 500,000 shares of Mike's common stock. The options become exercisable in installments as determined at the time of grant by the Board of Directors. As of the date of this registration statement, Mike's had granted 478,332 options to purchase shares of common stock under the Non-Qualified Plan at an exercise price of $1.50 per share. Arthur G. Rosenberg, Martin Pilossoph and Myron Levy have been granted options to purchase 23,333 shares of common stock each at the exercise price of $1.50 per share pursuant to the Non-Qualified Plan. Frederic D. Heller has been granted options to purchase 58,333 shares of common stock at the exercise price of $1.50 per share pursuant to the Non-Qualified Plan. Alma has been granted options to purchase 133,333 shares of common stock at an exercise price of $1.50 per share pursuant to the Non-Qualified Plan. Steven A. Cantor has been granted options to purchase 76,667 shares of common stock at an exercise price of $1.50 per share. As of September 30, 1998, none of these options had been exercised.

Personal Liability and Indemnification of Directors

     Mike's Certificate of Incorporation and By-laws contain provisions which reduce the potential personal liability of directors for certain monetary damages and provide for indemnity of directors and other persons. Mike's is unaware of any pending or threatened litigation against Mike's or its directors that would result in any liability for which such director would seek indemnification or similar protection.

     Such indemnification provisions are intended to increase the protection provided directors and, thus, increase Mike's ability to attract and retain qualified persons to serve as directors. Because directors liability insurance is only available at considerable cost and with low dollar limits of coverage and broad policy exclusions, Mike's does not currently maintain a liability insurance policy for the benefit of its directors, although Mike's may attempt to acquire such insurance in the future. Mike's believes that the substantial increase in the number of lawsuits being threatened or filed against corporations and their directors and the general unavailability of directors liability insurance to provide protection against the increased risk of personal liability resulting from such lawsuits have combined to result in a growing reluctance on the part of capable persons to serve as members of boards of directors of companies, particularly of companies which intend to become public companies. Mike's also believes that the increased risk of personal liability without adequate insurance or other indemnity protection for its directors could result in overcautious and less effective direction and management of Mike's. Although no directors have resigned or have threatened to resign as a result of Mike's failure to provide insurance or other indemnity protection from liability, it is uncertain whether Mike's directors would continue to serve in such capacities if improved protection from liability were not provided.

     The provisions affecting personal liability do not abrogate a director's fiduciary duty to Mike's and its stockholders, but eliminate personal liability for monetary damages for breach of that duty. The provisions do not, however, eliminate or limit the liability of a director for failing to act in good faith, for engaging in intentional misconduct or knowingly violating a law, for authorizing the illegal payment of a dividend or repurchase of stock, for obtaining an improper personal benefit, for breaching a director's duty of loyalty (which is generally described as the duty not to engage in any transaction which involves a conflict between the interests of Mike's and those of the director) or for violations of the federal securities laws. The provisions also limit or indemnify against liability resulting from grossly negligent decisions including grossly negligent business decisions relating to attempts to change control of Mike's.

     The provisions regarding indemnification provide, in essence, that Mike's will indemnify its directors against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding arising out of the director's status as a director of Mike's, including actions brought by or on behalf of Mike's (shareholder derivative actions). The provisions do not require a showing of good faith. Moreover, they do not provide indemnification for liability arising out of willful misconduct, fraud, or dishonesty, for "short-swing" profits violations under the federal securities laws, or for the receipt of illegal remuneration. The provisions also do not provide indemnification for any liability to the extent such liability is covered by insurance. One purpose of the provisions is to supplement the coverage provided by such insurance. However, as mentioned above, Mike's does not currently provide such insurance to its directors, and there is no guarantee that Mike's will provide such insurance to its directors in the near future, although Mike's may attempt to obtain such insurance.

     These provisions diminish the potential rights of action which might otherwise be available to shareholders by limiting the liability of officers and directors to the maximum extent allowable under Delaware law and by affording indemnification against most damages and settlement amounts paid by a director of Mike's in connection with any shareholders derivative action. However, the provisions do not have the effect of limiting the right of a shareholder to enjoin a director from taking actions in breach of his fiduciary duty, or to cause Mike's to rescind actions already taken, although as a practical matter courts may be unwilling to grant such equitable remedies in circumstances in which such actions have already been taken. Also, because Mike's does not presently have directors liability insurance and because there is no assurance that Mike's will procure such insurance or that if such insurance is procured it will provide coverage to the extent directors would be indemnified under the provisions, Mike's may be forced to bear a portion or all of the cost of the director's claims for indemnification under such provisions. If Mike's is forced to bear the costs for indemnification, the value of Mike's stock may be adversely affected.

     Mike's has entered into indemnification agreements with certain of its officers and directors. The indemnification agreements provide for reimbursement for all direct and indirect costs of any type or nature whatsoever (including attorneys' fees and related disbursements) actually and reasonably incurred in connection with either the investigation, defense or appeal of a Proceeding, (as defined) including amounts paid in settlement by or on behalf of an indemnitee thereunder.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Mike's pursuant to the foregoing provisions, or otherwise, Mike's has been advised that such indemnification, in the opinion of the SEC, is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS


     The following table sets forth the beneficial ownership of shares of voting stock of Mike's, as of October 15, 1998, of (i) each person known by Mike's to beneficially own 5% or more of the shares of outstanding common stock, based solely on filings with the SEC, (ii) each of Mike's executive officers and directors and (iii) all of Mike's executive officers and directors as a group. Except as otherwise indicated, all shares are beneficially owned, and investment and voting power is held by, the persons named as owners.



                               Amount and Nature
Name and Address  of             of Shares                      Percentage
  Beneficial Owner            Beneficially Owned                 Ownership
--------------------          ------------------                 ---------
Steven A. Cantor (1)              283,333  (2)                     5.4%
Annette Cantor (1)                298,650                          5.8%
Arthur G. Rosenberg (1)            33,333  (3)                        *
Frederic D. Heller (1)            160,000  (4)                     3.1%
Myron Levy (1)                    125,833  (3)                     2.4%
All officers and directors
 as a group (3  persons)          319,166  (5)                     6.1%
-----------

* less than one percent (1%) unless otherwise indicated.


(1)  The address for each of these persons is 366 N. Broadway, Jericho, NY 11753
(2) Includes options to purchase 56,667 shares of common stock granted under the 1995 Long-Term Incentive Plan and options to purchase 76,666 shares of common stock granted under the 1996 Non-Qualified Plan.
(3) Includes options to purchase 23,333 shares of common stock granted under the 1996 Non-Qualified Plan.
(4) Includes options to purchase 58,333 shares of common stock granted under the 1996 Non-Qualified Plan.
(5) Includes 104,999 shares issuable upon the exercise of options granted pursuant to Mike's stock option plans.

                              CERTAIN TRANSACTIONS



     In October 1998, Mike's authorized the issuance of 475,000 shares of common stock to Arthur G. Rosenberg, which shares are issuable upon the closing of New Yorker and Jerry's, in consideration for prior management services, including negotiating the acquisition agreements with New Yorker and Mike's, overseeing the operations of Mike's and providing financial advice to Mike's. These services were performed in 1998. 85,000 shares were issued at such time to each of Myron Levy and Frederic D. Heller as directors' compensation.

     In August 1998, Mike's issued 97,500 shares of common stock to Marc P. Palker in consideration for financial consulting services rendered for Mike's through July 1998.

     In May 1998, Mike's entered into a settlement and general release ("Settlement Agreement") with Michael Rosen, its then Chairman of the Board and President, Rachelle Rosen, its then Secretary and Treasurer, Martin Pilossoph, the father of Rachelle Rosen and father-in-law of Michael Rosen and then a director and Elizabeth Pilossoph, the mother of Rachelle Rosen and mother-in-law of Michael Rosen. Pursuant to the terms of the Settlement Agreement, (i) Michael Rosen, Rachelle Rosen and Martin Pilossoph voluntarily resigned as officers and directors of Mike's, (ii) the employment agreements of each of Michael Rosen and Rachelle Rosen, providing for annual compensation of $125,000 and $40,000 respectively through May 31, 2001, were terminated, (iii) Mike's agreed to repay certain outstanding indebtedness aggregating $305,000 to Michael Rosen and Elizabeth Pilossoph and (iv) each of Mike's on the one hand, and the Rosens and Pilossophs on the other hand, gave the other a general release.

     In April 1997, Mike's issued 150,000 shares of common stock to Steven A. Cantor as consideration for the termination of his three year consulting agreement providing for payments of $125,000 annually, which would have commenced on Mike's initial public offering in July, 1997.

     In October 1996, Mike's issued 16,667 shares of common stock to Frederic D. Heller, Mike's former Vice President-Finance, Treasurer and a director, as payment for services rendered during the year ended December 31, 1996. These shares were valued at $3.00 per share, the estimated fair market value of the common stock at the date of issuance.

     On August 28, 1996, Michael Rosen was issued a promissory note in the principal amount of $206,250. The funds that Mr. Rosen loaned Mike's were the proceeds of a sale by Mr. Rosen to investors of 183,333 shares of his common stock at a price of $1.12 per share. This loan bears interest at a rate of 8% and initially was payable the earlier of (i) thirteen (13) months from the date of the loan, or (ii) the date Mike's successfully consummates an initial public offering of securities of Mike's, but only to the extent that the over-allotment option is exercised in such offering and only from the proceeds received by Mike's from the exercise of the over-allotment option. In September 1996, the maturity date of this promissory note was revised to September 30, 1998. In addition, the revised promissory note provides that one-half of the outstanding principal amount of the note will be paid with accrued interest thereon in the event Mike's successfully consummates an initial public offering of securities of Mike's, but only to the extent that the over-allotment option was exercised in such offering and only from the proceeds received by Mike's from the exercise of the over-allotment option. This loan was part of the May 1998 settlement agreement with Mr. Rosen.

     In August, September and October 1996, Mike's received three loans from Steven A. Cantor aggregating $253,750. A portion of the funds that this stockholder loaned Mike's was a result of the stockholder selling shares of his common stock to an investor. In August 1996, this stockholder sold 38,889 shares of his common stock at a price of $1.12 per share. In September 1996, this stockholder sold 23,333 shares of his common stock at a price of $1.50 per share. These loans, which were consolidated into one note in September 1997, bear interest at a rate of 8% and are payable the earlier of (i) June 1, 1997, or (ii) with respect to $123,750 of the principal amount, the date Mike's successfully consummates an initial public offering of securities of Mike's, but only to the extent that either the over-allotment option is exercised in such offering or within ninety (90) days after the underwriter elects not to exercise the over-allotment option. This loan was repaid in 1997.

     As a general rule, all transactions among Mike's and its officers, directors or stockholders have been, and in the future will be, made on terms no less favorable to Mike's than those available from unaffiliated parties.

                              SELLING STOCKHOLDERS


     This prospectus will also be used for the offering of additional shares of common stock owned by persons who have participated in a recent private offering of Mike's securities (the "Selling Stockholders"). Except for 342,136 shares owned by the Selling Stockholders, the Selling Stockholders have agreed that the remaining shares of common stock owned by them which are registered for resale hereunder may not be sold for sixty (60) days from the date of this prospectus without the prior written consent of Millennium Securities. Mike's will not receive any proceeds from such sales. Millennium Securities may release such restriction at any time after completion of this offering, although there are no understandings or arrangements in this regard. The resale of the securities by the Selling Stockholders is subject to prospectus delivery and other requirements of the Securities Act.

     The Shares are being offered by the following persons in the amounts set forth below:

                                     Beneficial Ownership Number of Shares Beneficial Ownership
      Stockholder                     Prior to Offering       Offered         After Offering
      -----------                    -------------------- ---------------- --------------------
Arthur & Janet Wolfman                       200,000          200,000            --
Barney & Madeline Shapiro                    100,000          100,000            --
David Lieberman                              178,577           80,000          98,577
Vosavu Pty, Ltd.                             163,559           80,000          83,559
Nader D. Rashti                              200,000          200,000            --
Sean Desmond                                 100,000          100,000            --
Gary L. Spieler                              200,000          200,000            --
Shawn Campbell                               400,000          400,000            --
Ted & Phyllis Cohen                          100,000          100,000            --
Barry Gerston                                100,000          100,000            --

                            DESCRIPTION OF SECURITIES


Capital Stock


     Mike's authorized capital stock consists of 20,000,000 shares of common stock, $.001 par value per share and 500,000 shares of preferred stock, $.01 par value per share.

     Common Stock

     Holders of the common stock do not have subscription, redemption, conversion or preemptive rights. The shares of common stock sold by Mike's in this offering will be, when issued and paid for, fully paid and non-assessable. Each share of common stock is entitled to participate pro rata in distribution upon liquidation, subject to the rights of holders of preferred stock, and to one vote on all matters submitted to a vote of stockholders. The holders of common stock may receive cash dividends as declared by the Board of Directors out of funds legally available therefor, subject to the rights of any holders of preferred stock. Holders of the common stock are entitled to elect all directors. Mike's Board consists of three classes each of which serves for a term of three years. At each annual meeting of the stockholders the directors in only one class will be elected. The holders of the common stock do not have cumulative voting rights, which means that the holders of more than half of the shares voting for the election of a class of directors can elect all of the directors of such class and in such event the holders of the remaining shares will not be able to elect any of such directors.

     Preferred Stock

     Mike's certificate of incorporation, as amended, authorizes the issuance of up to 500,000 shares of preferred stock, par value $.01 per share.

     The issuance of additional Series A preferred stock or preferred stock by the Board of Directors could adversely affect the rights of holders of shares of common stock by, among other things, establishing preferential dividends, liquidation rights or voting power. The issuance of Series A preferred stock or preferred stock could be used to discourage or prevent efforts to acquire control of Mike's through the acquisition of shares of common stock.

Warrants

     Class A Warrants were issued in connection with Mike's July 31, 1997 initial public offering. The following summary of the provisions of the warrants.

     Each warrant entitles its registered holder to purchase one share of common stock (subject to certain adjustments) through June 30, 2000, at a price of $5.00 per share. A warrantholder may exercise warrants by surrendering the warrant certificate to Mike's, together with a properly completed and signed form of election to purchase and the payment of the exercise price and any transfer tax. The election to purchase is on the reverse side of the warrant certificate. Warrantholders who exercise a warrant for less than all of the warrants evidenced by a warrant certificate will receive a new warrant certificate for the remaining number of warrants.

     Warrantholders cannot exercise their warrants unless a current registration statement is on file with the SEC and various state securities commissions. Mike's is required to file post-effective amendments to the registration statement when events require such amendments. While Mike's intends to file post-effective amendments when necessary, there is no assurance that the registration statement will be kept effective. If the registration statement is not kept current for any reason, the warrants will not be exercisable, and the warrants may be worth less. A warrantholder may not be permitted to exercise his warrants if the shares of common stock underlying the warrants are not registered or qualified for sale in the state where the warrantholder lives. If Mike's is unable to qualify the common stock underlying such Warrants for sale in certain states, holders of Mike's Warrants in those states will have no choice but to either sell such Warrants or allow them to expire.

     Mike's has authorized and reserved for issuance a number of underlying shares of common stock sufficient to provide for the exercise of the warrants. When issued, each share of common stock will be fully paid and nonassessable.

     Warrantholders do not have any voting or other rights as shareholders of Mike's unless and until warrants are properly exercised and exchanged for shares.

     Redemption Rights. Mike's may redeem any or all of the warrants upon payment of $.01 per warrant, on not less than thirty (30) days' nor more than sixty (60) days' written notice at any time, provided that the average closing bid price of the common stock for twenty (20) consecutive trading days ending three (3) days of the notice of redemption has equaled or exceeded $10.00 per share. Warrantholders won't be able to purchase the common stock underlying the warrants called for redemption unless they exercise the warrants prior to the date specified by Mike's in the redemption notice.

     Adjustments. The exercise price and the number of shares of common stock issuable upon the exercise of each warrant are subject to adjustment in the event of a stock dividend, recapitalization, merger, consolidation or certain other events.

     Until the warrants expire warrantholders have the opportunity, at nominal cost, to profit from a rise in the market price of Mike's common stock. An exercise of the warrants dilutes the then book value of the Mike's common stock held by the public investors and their percentage ownership. Until the warrants expire, the terms upon which Mike's may obtain additional capital may be adversely affected. Warrantholders may be expected to exercise them at a time when Mike's is likely to be able to obtain equity capital on terms more favorable than those provided for by the warrants.


Private Placement

     From July through November 1998, Mike's issued an aggregate of 7.8 private placement units to 10 accredited persons, each unit consisting of a $50,000 principal amount of private placement notes and 200,000 shares. The proceeds from the sale of the private placement units were used primarily to fund working capital and general corporate purposes until such time as Mike's uses the proceed from this offering to acquire the assets of New Yorker and Jerry's, although a portion of the proceeds from the sale of the units was used to repay certain indebtedness.

     The private placement notes bear interest at a rate equal to 12% per annum, payable at maturity. The private placement notes mature on the earlier of (i) December 1, 1999, or (ii) the closing date of this offering; provided, that the maturity of the private placement notes will be accelerated upon an Event of Default (as defined therein).

     Mike's has registered all of the 1,560,000 shares included in the private placement units for resale under the registration statement of which this prospectus forms a part. These shares also have piggyback registration rights with respect to all other registration statements filed by Mike's with the SEC (other than on forms S-4 or S-8), subject to customary underwriter's or board of director's rights to limit such participation. However, all holders of private placement shares cannot sell them for sixty (60) days after the date of this
prospectus,   subject  to  the  prior  consent  of  Millennium  Securities.  See
"Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Underwriting".


Certain Provisions of Mike's Certificate of Incorporation

     Mike's certificate of incorporation contains certain provisions which may be deemed to be "anti-takeover" in nature in that such provisions may deter, discourage or make more difficult the assumption of control of Mike's by another entity or person. In addition to the ability to issue preferred stock, these provisions are as follows:

     A vote of 66-2/3% of the stockholders is required by the certificate of incorporation in order to approve certain transactions including mergers and sales or transfers of all or substantially all of the assets of Mike's.

     Mike's certificate of incorporation also provides that the members of the Board of Directors of Mike's have been classified into three classes. The term of each class will run for three years and expire at successive annual meetings of stockholders. Accordingly, it is expected that it would take a minimum of two annual meetings of stockholders to change a majority of the Board of Directors.

     Section 203 of the Delaware General Corporation Law provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with an interested stockholder, which is defined as a person who owns 15% or more of the corporation's outstanding voting stock. Nevertheless, the corporation may engage in a transaction with an interested stockholder if: (i) the transaction resulting in a person's becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder, (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation (excluding shares owned by persons who are both officers and directors of the corporation and shares held by certain employee stock ownership plans), or (iii) the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder.

                         SHARES ELIGIBLE FOR FUTURE SALE


     Upon completion of this offering, Mike's will have 11,802,908 shares of common stock outstanding 12,327,908 shares if Millennium Securities' over-allotment option is exercised in full). Of these shares, the 3,500,000 shares sold in this offering (4,025,000 shares if Millennium Securities' over-allotment option is exercised in full) will be freely tradeable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate" of Mike's (in general, a person who has a control relationship with Mike's) which will be subject to the limitations of Rule 144 adopted under the Securities Act. Another 1,560,000 shares are registered under the registration statement of which this prospectus forms a part and are freely saleable under the Securities Act, but may not be transferred for sixty days (60) days from the date of this prospectus or at such earlier date as may be permitted by Millennium Securities. All of the remaining shares are deemed to be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act.

     In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of Mike's (or persons whose shares are aggregated), who has owned restricted shares of common stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of
(i) 1% of the total number of outstanding shares of the same class or (ii) the average weekly trading volume of Mike's common stock on all exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about Mike's. A person who has not been an affiliate of Mike's for at least the three months immediately preceding the sale and who has beneficially owned shares of common stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

     Pursuant to the terms of the underwriting agreement, certain Selling Stockholders owning an aggregate of 1,560,000 shares of common stock have agreed not to sell such shares for a period of sixty (60) days following the date of this prospectus without the prior written consent of Millennium Securities. The sale of any substantial number of these shares in the public market could adversely affect prevailing market prices following the offering.

     No predictions can be made as to the effect, if any, that sales of shares under Rule 144 or otherwise or the availability of shares for sale will have on the market, if any, prevailing from time to time. Sales of substantial amounts of the common stock pursuant to Rule 144 or otherwise may adversely affect the market price of the common stock or the Warrants offered hereby.

Transfer Agent

     The transfer agent and registrar for Mike's common stock is American Stock Transfer and Trust Company, 6201 15th Avenue, Brooklyn, New York 11219.

                                  UNDERWRITING


     Subject to the terms and conditions contained in the underwriting agreement between Mike's and the underwriters named below, for which Millennium Securities Corp. is acting as representative (a copy of which agreement is filed as an exhibit to the registration statement of which this prospectus forms a part), Mike's has agreed to sell to each of the underwriters named below, and each of such underwriters has severally agreed to purchase the number of shares of common stock set forth opposite its name. All 3,500,000 shares of common stock offered must be purchased by the several underwriters if any are purchased.

                                                        Number
Underwriter                                           of Shares
-----------                                           ---------
Fairchild Securities Corp.
Millennium Securities Corp.








                                                      ----------

        Total.....................................
                                                      ==========


     The underwriters propose to offer the shares of common stock directly to the public at the offering price set forth on the cover page of this prospectus and at such price less a concession of not in excess of $ per share to certain securities dealers, of which a concession of not in excess of $ per share may be reallowed to certain other securities dealers. After this offering, the public offering price, allowances, concessions and other selling terms may be changed by the Underwriters.

     This is a firm commitment offering. The underwriting agreement provides that the obligations of the underwriters to purchase common stock are subject to certain conditions, including that if any of the common stock is purchased by the underwriters pursuant to the underwriting agreement, such shares must be so purchased.

     Mike's has granted options to the Underwriters, exercisable within 30 days after the date of this prospectus, to purchase from Mike's up to an aggregate of 525,000 additional shares of common stock to cover over-allotments, if any, at the public offering price less the underwriting discount set forth on the cover page of this prospectus. Mike's will be obligated, pursuant to the over-allotment option, to sell shares of common stock to the Underwriters to the extent such over-allotment option is exercised.

     Mike's officers and directors have agreed that they will not, without the prior written consent of Millennium Securities Corp., offer, sell or dispose of any shares of common stock or securities exchangeable or convertible into shares of common stock until 12 months after this offering. Subject to certain limitations,  Mike's  has also  agreed  that it will  not,  without  consent  of
Millennium Securities Corp., offer, sell or dispose of any shares of common stock, options or warrants to acquire shares of common stock or securities exchangeable for or convertible into shares of common stock until 90 days after this offering (except for (i) previous commitments set forth in this Prospectus,
(ii) shares issued pursuant to stock options  outstanding on the date hereof and
(iii) stock options issued pursuant to employee benefit or incentive compensation plans in effect on the date hereof).

         Mike's and the Selling Stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to certain payments that the underwriters may be required to make in respect thereof.

         The Underwriters do not intend to confirm sales of the common stock to any account over which it exercises discretionary authority.

     Section 203 of the Delaware General Corporation Law provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with an interested stockholder, which is defined as a person who owns 15% or more of the corporation's outstanding voting stock. Nevertheless, the corporation may engage in a transaction with an interested stockholder if: (i) the transaction resulting in a person's becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder, (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation (excluding shares owned by persons who are both officers and directors of the corporation and shares held by certain employee stock ownership plans), or (iii) the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Millennium Securities may engage in transactions that stabilize, maintain, or otherwise effect the price of the common stock, including over-allotment and other stabilizing transactions.

     This section is not a complete statement of the terms and conditions of the underwriting agreement and related documents, copies of which are on file at the offices of the Underwriters, Mike's and the SEC, and forms of which have been filed as an exhibit to the registration statement of which this prospectus is a part.

     In connection with its private placement of units, Mike's paid Millennium Securities Corp., as placement agent, a $35,000 commission on the sales of the private placement units.


                                  LEGAL MATTERS

     The validity of the issuance of the securities offered hereby will be passed upon for Mike's by the law firm of Blau, Kramer, Wactlar & Lieberman, P.C., Jericho, New York. The law firm of Beckman & Millman, P.C., New York, New York will pass on certain aspects of this offering on behalf of the Underwriters. Employees of Blau, Kramer, Wactlar & Lieberman, P. C. own an aggregate of 228,507 shares of common stock, 80,000 of which are registered for resale hereunder, and options to purchase 73,333 shares of common stock at $1.50 per share issued under the 1996 Non-Qualified Stock Option Plan.

                                     EXPERTS


     Grant Thornton LLP served as Mike's independent auditors for the nine month period ended December 31, 1995, and the year ended December 31, 1996. On September 10, 1997, Mike's received a letter from Grant Thornton LLP in which they advised Mike's in writing that they had resigned as Mike's independent auditors.

     The reports of Grant Thornton LLP for the nine month period ended December 31, 1995 and for the fiscal year ended December 31, 1996 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the opinions included an explanatory paragraph that there were conditions that raised substantial doubt about the Company's ability to continue as a going concern.

     On January 15, 1998, with the approval of Mike's Board of Directors, Mike's retained Lazar Levine & Felix LLP as its independent accountants for the year ending December 31, 1997.


                      WHERE TO FIND ADDITIONAL INFORMATION

     Mike's has filed with the SEC , Washington, D.C., a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to the common stock offered hereby. This prospectus does not contain all the information set forth in the registration statement and the related exhibits. For further information with respect to Mike's and the shares of common stock offered by this prospectus, reference is made to such registration statement and related exhibits. This prospectus contains statements regarding the contents of contracts or other documents which are not necessarily complete. Please refer to the copy of such contract or other document filed as an exhibit to the registration statement for a full statement of the provisions thereof; each such statement contained herein is qualified in its entirety by such reference.

     Mike's is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained at the office of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices at Suite 788, 1375 Peachtree St., N.E., Atlanta, Georgia 30367; Northwestern Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60621-2511; and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the SEC, Washington, D.C. 20549, at prescribed rates, and from the SEC'S Web site at the address http://www.sec.gov.

                         INDEX TO FINANCIAL STATEMENTS


                                                                        Page
                                                                        ----
- Pro Forma Financial Statements:
    Mike's Original, Inc.
     Introduction to Pro Forma Financial  Statements                        F-2
     Pro Forma Balance Sheet as of September 30, 1998                       F-3
     Pro Forma Statement of Operations Nine Months Ended September 30, 1998 F-4
     Pro Forma  Statement of Operations Year Ended December 31, 1997        F-5
     Notes to Pro Forma Financial Statements                                F-6

- Historical Interim Financial Statements:
    Mike's Original, Inc. Financial Statements - September 30, 1998
     Balance Sheet                                                          F-7
     Statements of Operations                                               F-8
     Statements of Cash Flows                                               F-10
     Notes to Financial Statements                                          F-11

- Historical Year End Financial Statements:
    Mike's Original, Inc. Financial Statements - December 31, 1997
    Report of Independent Certified Public Accountants - Current Auditor    F-14
    Report of Independent Certified Public Accountants - Prior Auditor      F-15
    Financial Statements:
     Balance Sheets                                                         F-16
     Statements of Operations                                               F-17
     Statement of Changes in Stockholders' Deficit                          F-18
     Statements of Cash Flows                                               F-19
     Notes to Financial Statements                                          F-21

    New Yorker Ice Cream Corp. Financial Statements - December 31, 1997
     Report of Independent Certified Public Accountants                     F-39
     Balance Sheet                                                          F-40
     Statements of Operations                                               F-41
     Statements of Stockholders' Equity                                     F-42
     Statements of Cash Flows                                               F-43
     Notes to Financial Statements                                          F-44

    Jerry's Ice Cream, Inc. Financial Statements - December 31, 1997
     Report of Independent Certified Public Accountants                     F-48
     Balance Sheet                                                          F-49
     Statements of Operations                                               F-50
     Statements of Cash Flows                                               F-51
     Notes to Financial Statements                                          F-52

                              MIKE'S ORIGINAL, INC.
                 INTRODUCTION TO PRO FORMA FINANCIAL STATEMENTS
                                   (unaudited)


     The following unaudited pro forma financial statements have been prepared based upon certain pro forma adjustments to the historical financial statements of Mike's Original, Inc. , set forth elsewhere in this prospectus. The pro forma financial statements should be read in conjunction with the notes thereto and the historical financial statements of the Company.

     The accompanying pro forma balance sheet has been presented as if the transactions described below occurred at the Company's balance sheet date. The accompanying pro forma statements of operations have been prepared as if the transactions occurred at the beginning of the year ended December 31, 1997 and nine months ended September 30, 1998. In addition, the pro forma financial statements are presented giving effect to the Company's offering of securities contemplated herein.

     These proforma financial statements do not purport to be indicative of the results which would actually have been obtained had the pro forma transactions been completed as of the beginning of the year ended December 31, 1997 and the nine months ended September 30, 1998.

     The pro forma transactions (see notes to pro forma financial statements) are as follows:

         - Private Placement Notes in the amount of $190,000 ($171,000 net of commissions) and the issuance of 760,000 shares of the Company's Common Stock.

         - The restructure of certain of the Company's debt.

         - The issuance of shares in exchange for services rendered

         - The sale of 3,500,000 shares of the Company's Common Stock

         - The acquisition of two ice cream distributors using the proceeds from the sale of the 3,500,000 shares of common stock

MIKE'S ORIGINAL, INC.
PROFORMA BALANCE SHEET
SEPTEMBER 30, 1998




                                                         Mike's Original         New Yorker        Jerry's
                                                         ---------------         ----------        -------
ASSETS

Current Assets:
     Cash                                                  $     7,979


     Accounts Receivable                                        24,218             349,671           4,930
     Inventories                                                62,454             181,755           7,437
     Prepaid expenses and other current assets                 555,579                               1,500


                                                           -----------           ---------        --------
Total current assets                                           650,230             531,426          13,867

Fixed assets                                                     2,086             107,568          30,632

Intangible assets                                                1,668                             191,185

Other assets                                                   111,479              76,881

                                                           ------------          ---------        --------
TOTAL ASSETS                                               $   765,463           $ 715,875        $235,684
                                                           ===========           =========        ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
     Accounts payable and accrued liabilities              $   569,179           $ 353,347        $ 21,650
     Notes payable - related parties                           331,586
     Notes payable - other                                     180,000             129,306          41,997

     Notes payable - trade                                     520,244
     Accrued interest - Related Party notes                     55,325
     Current portion long-term debt

                                                           ------------          ---------        --------
Total current liabilities                                     1,656,334            482,653          63,647

Notes payable - acquisition
Long-term debt                                                                     171,000          91,807

                                                           ------------          ---------        --------
Total liabilities                                             1,656,334            653,653         155,454
                                                           ------------          ---------        --------
Stockholders' equity (deficit):
     Common stock                                                 4,222             26,750         138,890



     Additional paid-in capital                              10,829,066            117,897



     Treasury stock                                                               (147,808)

     Accumulated deficit                                    (11,724,159)            65,383         (58,660)




                                                           ------------          ---------        --------
Total stockholders' equity (deficit)                           (890,871)            62,222          80,230
                                                           ------------          ---------        --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)       $    765,463          $ 715,875        $235,684
                                                           ===========           =========        ========


                                                   Subsequent Transactions      Proforma Acquisition/Offering
                                                  ------------------------     ------------------------------          Proforma
                                                    Debit           Credit         Debit               Credit     September 30, 1998
                                                    -----           ------         -----               ------     ------------------
ASSETS

Current Assets:
     Cash                                         $171,000(1)                  $2,800,000(4)       $  970,000(6)     $1,417,379
                                                                                                      100,000(6)
                                                                                                      491,600(8)
     Accounts Receivable                                                                              354,601(5)         24,218
     Inventories                                                                  100,000(6)          189,192(5)        162,454
     Prepaid expenses and other current assets     570,000(1)                                           1,500(5)        $30,579
                                                                                                    1,095,000(8)
                                                                                                                     ----------
Total current assets                                                                                                  1,634,630

Fixed assets                                                                    1,698,475(6)                          1,838,761

Intangible assets                                                                 836,525(6)          191,185(5)        595,485
                                                                                                      242,708(5)
Other assets                                                                                           76,881(5)         61,479
                                                                                                       50,000(6)
                                                                                                                     ----------
TOTAL ASSETS                                                                                                         $4,130,355
                                                                                                                     ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
     Accounts payable and accrued liabilities     $350,000(2)                    $331,697(5)                           $262,479
     Notes payable - related parties                                              196,600(8)                            134,986
     Notes payable - other                                         190,000(1)     171,303(5)                                  0
                                                                                  370,000(8)
     Notes payable - trade                        $140,000(2)                                                           380,244
     Accrued interest - Related Party notes                                                                              55,325
     Current portion long-term debt                                                                   323,750(6)        323,750

                                                                                                                     ----------
Total current liabilities                                                                                             1,156,784

Notes payable - acquisition                                                                           371,250(6)        371,250
Long-term debt                                                                    262,807(5)                                  0

                                                                                                                     ----------
Total liabilities                                                                                                     1,528,034
                                                                                                                     ----------
Stockholders' equity (deficit):
     Common stock                                                      760(1)     165,640(5)            3,500(4)         11,802
                                                                       170(3)                             820(6)
                                                                                                        1,500(6)
                                                                                                          830(7)
     Additional paid-in capital                     19,000(1)      569,240(1)     117,897(5)        2,796,500(4)     17,094,678
                                                                   127,330(3)                         671,372(6)
                                                                                                    1,498,500(6)
                                                                                                      621,670(7)
     Treasury stock                                                                                   147,808(6)              0

     Accumulated deficit                           127,500(3)      490,000(2)       6,723(5)           75,000(8)    (14,504,159)
                                                                                1,500,000(6)
                                                                                  622,500(7)
                                                                                1,095,000(8)

                                                                                                                     ----------
Total stockholders' equity (deficit)                                                                                  2,602,321
                                                                                                                     ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
  (DEFICIT)                                                                                                        $  4,130,355
                                                                                                                   ============

MIKE'S ORIGINAL, INC.
PRO FORMA STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 1998
(unaudited)


                                             Mike's Original     New Yorker          Jerry's    Eliminations
                                             ---------------     ----------          -------    ------------
Sales, net                                     $  130,403        $4,723,536         $640,957      $341,751

Cost of sales                                     256,775         4,226,799          500,698       341,751


                                               ----------        ----------         --------

Gross profit                                     (126,372)          496,737          140,259
                                               ----------        ----------         --------
Operating expenses
   Selling, marketing and shipping                190,355
   Research & development                          12,254
   General and administrative                     381,179           404,586          138,421
                                               ----------        ----------         --------
Total operating expenses                          583,788           404,586          138,421
                                               ----------        ----------         --------
Loss from operation                              (710,160)           92,151            1,838
Interest expense (net)                             94,982             7,394            5,392
                                               ----------        ----------         --------
Net loss                                       $ (805,142)           84,757           (3,554)
                                               ==========        ==========         ========
Weighted average common shares outstanding      3,285,429
                                               ==========
Basic loss per share                           $    (0.17)
                                               ==========

                                                   Adjustments
                                             -----------------------          Pro Forma
                                               Debit          Credit      September 30, 1998
                                               -----          ------      ------------------
Sales, net                                                                    $5,153,145

Cost of sales                                 138,000(9)                       4,780,521

                                                                             -----------
Gross profit                                                                     372,624
                                                                             -----------
Operating expenses
   Selling, marketing and shipping                                               190,355
   Research & development                                                         12,254
   General and administrative                  70,050(9)     175,500(9)          818,736

                                                                             -----------
Total operating expenses                                                       1,021,345
                                                                             -----------
Loss from operation                                                             (648,721)
Interest expense (net)                                                            94,982
                                                                             -----------
Net loss                                                                        (743,703)
                                                                             ===========
Weighted average common shares outstanding                                    11,802,908
                                                                             ===========
Basic loss per share                                                         $     (0.06)
                                                                             ===========

Mike's Original, Inc.
Pro Forma Statement of Operations
Year Ended December 31, 1997
(unaudited)

                                             Mike's Original     New Yorker     Jerry's       Eliminations
                                             ---------------     ----------     -------       ------------
Sales, net                                     $   384,348       $6,498,430     $807,310        $515,099

Cost of sales                                      451,198        5,990,781      656,922         515,099
                                               -----------       ----------     --------
Gross profit                                       (66,850)         507,649      150,388
                                               -----------       ----------     --------
Operating expenses
   Selling, marketing and shipping                 723,861
   General and administrative                    2,177,698          397,702      157,121
   Research & development                           28,584
                                               -----------       ----------     --------
Total operating expenses                         2,930,143           397,702     157,121
                                               -----------       ----------     --------
Loss from operation                             (2,996,993)         109,947       (6,733)

Interest expense (net)                           1,505,642           15,852        9,232
                                               -----------       ----------     --------
Net loss                                       $(4,502,635)      $   94,095     $(15,965)
                                               ===========       ==========     ========
Weighted average common shares outstanding       2,662,013
                                               ===========
Basic loss per share                           $     (1.69)
                                               ===========

                                                     Adjustments
                                               -----------------------          Pro Forma
                                                 Debit         Credit       December 31, 1997
                                                 -----         ------       -----------------
Sales, net                                                                      $7,174,989

Cost of sales                                   184,000(9)                       6,767,802
                                                                                ----------
Gross profit                                                                       407,187
                                                                                ----------
Operating expenses
   Selling, marketing and shipping                                                 723,861
   General and administrative                    93,400(9)     256,127(9)        2,569,794
   Research & development                                                           28,584

                                                                                ----------
Total operating expenses                                                         3,322,239
                                                                                ----------
Loss from operation                                                             (2,915,052)

Interest expense (net)                                                           1,530,726
                                                                                ----------
Net loss                                                                       $(4,445,778)
                                                                               ===========
Weighted average common shares outstanding                                      11,802,908
                                                                               ===========
Basic loss per share                                                           $     (0.38)
                                                                               ===========

                              MIKE'S ORIGINAL, INC.
                     NOTES TO PRO FORMA FINANCIAL STATEMENTS
                            AS OF SEPTEMBER 30, 1998
                                   (unaudited)
(1) In November 1998, the Company completed the sale of 3.8 Private Placement Units, each unit consisting of $50,000 12% notes and 200,000 shares of common stock. This resulted in net proceeds of $171,000. The aggregate fair value of the shares of common stock at the time of issuance was deemed to be $570,000 ($0.75 per share) and is being considered as additional interest. These notes must be repaid from the proceeds of the offering.

(2) The Company has entered into  agreements to  restructure  certain debt which
includes  (i)  forgiveness  of  trade  notes  payable  of  $140,000;   and  (ii)
forgiveness and reduction of accounts payable in the amount of $350,000.

(3) In October 1998, the Company issued 85,000 shares of common stock each to Myron Levy and Frederic Heller, outside directors, for prior services rendered. The aggregate fair value of these shares was deemed to be $127,500 ($0.75 per share).

(4) The Company is offering 3,500,000 shares of its Common Stock at an assumed price of $1.00 per share with estimated net proceeds of $2,800,000.

(5) This adjustment eliminates all assets and liabilities of New Yorker Ice Cream Corp. and Jerry's Ice Cream, Inc. (see Note 6) not being acquired by the Company.

(6) The Company has acquired the rights to acquire assets of New Yorker Ice Cream Corp. and Jerry's Ice Cream, Inc. in exchange for $1,020,000 in cash (of which $50,000 was paid prior to September 30, 1998), $200,000 8% notes payable in six months, assumption of debt of $495,000 payable at 8% over four years and $820,000 in the Company's Common Stock. In addition, inventory will be purchased currently estimated at $100,000.

     The acquisition has been accounted for as a purchase and therefore fixed assets have been recorded at fair market appraisal value resulting in the recording of additional equity and reducing goodwill.

         The purchase price is summarized as follows:

     Cash                                                         $1,020,000
     Notes payable                                                   695,000
     Common stock                                                    820,000
                                                                  ----------
     Total purchase price                                          2,535,000
     Less: Book value of fixed assets acquired                      (138,200)
                                                                  ----------
     Excess purchase price                                        $2,396,800
                                                                  ==========

         Allocation of total purchase price

     Fixed Assets                                                 $1,698,475
     Covenant Not to Compete                                         150,000
     Goodwill                                                        686,525
                                                                  ----------
                                                                   2,535,000
                                                                  ==========

     Fixed assets have been written up to fair market value (of $1,836,675) based upon an appraisal performed for purposes of establishing the purchase price of the entities to be acquired. In addition, inventory estimated to be approximately $100,000 will be acquired.

(7) The Company will issue 830,000 of its common shares in exchange for services rendered. Arthur Rosenberg, President, and David Lieberman, outside counsel, will be issued 475,000 and 350,000 shares respectively at the closing of the acquisitions for management services provided during 1998. The remaining 5,000 shares will be issued to the Company's financial consultant. These shares have been valued at $0.75 per share.

(8) This entry reflects the payment of notes to related parties and notes issued in the private placement of $491,600. Deferred interest aggregating $1,095,000 is being charged to accumulated deficit. A forgiveness of $75,000 has been recorded associated with the settlement of a related party debt.

(9) Preparation of the pro forma statements of operations gives effect to the depreciation of fixed assets and amortization of goodwill as if they were acquired at the beginning of the period. In addition, a management fee payable by New Yorker Ice Cream Corp. to a party not being acquired has been eliminated since it will not continue to be paid after closing.

                              MIKE'S ORIGINAL, INC.
                                  BALANCE SHEET
                                   (Unaudited)

                                                                 September 30, 1998
                                                                 ------------------
   ASSETS
   CURRENT ASSETS
   Cash                                                                $   7,979
   Accounts receivable, less allowance for
      doubtful accounts of $ -0-                                          24,218
   Inventories                                                            62,454
   Prepaid expenses & other current assets                               555,579
                                                                       ---------
   Total current assets                                                  650,230

   Fixed assets, net of accumulated depreciation of
      $34,874                                                              2,086
   Trademarks and organization costs, net of accumulated
      amortization of $17,148                                              1,668

   Security deposits                                                       1,975
   Other assets                                                          109,504
                                                                       ---------
   TOTAL ASSETS                                                        $ 765,463
                                                                       =========
   LIABILITIES AND STOCKHOLDERS' EQUITY

   CURRENT LIABILITIES
   Accounts payable and accrued liabilities                             $569,179
   Notes payable to related parties (NOTE - D)                           331,586
   Notes payable - other  (NOTE - B)                                     180,000
   Notes payable-trade                                                   520,244
   Accrued interest-Related party notes                                   55,325
                                                                      ----------
   Total current liabilities                                           1,656,334

   STOCKHOLDERS' EQUITY (DEFICIT)
   Common stock, $.001 per value;
      20,000,000 shares authorized; 4,222,908
      shares issued and outstanding                                        4,222
   Additional paid-in capital                                         10,829,066
   Accumulated deficit                                               (11,724,159)
                                                                      ----------
   TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                              (   890,871)
                                                                      ----------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)             $  765,463
                                                                      ==========


                              MIKE'S ORIGINAL, INC.
                             STATEMENT OF OPERATIONS
                                   (Unaudited)

                                                   Three Months Ended September 30,
                                                   --------------------------------
                                                          1998            1997
                                                          ----            ----
Sales, net                                              $     780      $  15,859

Cost of sales                                              36,411         50,498
                                                        ---------      ---------
Gross profit                                              (35,631)       (34,639)


Operating expenses
  Selling, marketing and shipping                          90,979         35,658
  Research and Development                                 (1,500)         2,030
  General and administrative                               22,422        431,139
                                                        ---------      ---------
Total operating expenses                                  111,901        468,827
                                                        ---------      ---------
 Loss from operations                                    (147,532)      (503,466)

 Interest expense (net)                                    77,806         87,453
                                                        ---------      ---------
 Net loss before extraordinary item                      (225,338)      (590,919)

Extraordinary item - forgiveness of debt                    5,749           -
                                                       ----------     ----------
Net income (loss)                                      $ (219,589)    $ (590,919)
                                                       ==========     ==========
Weighted average common
  shares outstanding                                    3,676,674      3,020,264
                                                       ==========     ==========
Basic loss per share before extraordinary item         $     (.06)    $   (  .20)

Basic income per share from extraordinary item                -              -
                                                       ----------     ----------
Basic income (loss) per share                          $     (.06)    $   (  .20)
                                                       ==========     ==========

                              MIKE'S ORIGINAL, INC.
                             STATEMENT OF OPERATIONS
                                   (Unaudited)


                                                  Nine Months Ended September 30,
                                                  ------------------------------
                                                       1998              1997
                                                       ----              ----
Sales, net                                           $  130,403       $  361,660

Cost of sales                                           256,775          344,961
                                                     ----------       ----------
Gross profit                                           (126,372)          16,699


Operating expenses
  Selling, marketing and shipping                       190,355          645,867
  Research and Development                               12,254           21,138
  General and administrative                            381,179        1,943,330
                                                      ---------       ----------
Total operating expenses                                583,788        2,610,335
                                                      ---------       ----------
 Loss from operations                                  (710,160)      (2,593,636)

 Interest expense (net)                                  94,982        1,495,759
                                                      ---------       ----------
 Net loss before extraordinary item                    (805,142)      (4,089,395)

Extraordinary item - forgiveness of debt                222,631             -
                                                     -----------     -----------
Net loss                                             $ (582,511)     $(4,089,395)
                                                     ==========      ===========
Weighted average common
  shares outstanding                                  3,441,927        2,471,455
                                                     ==========      ===========
Basic loss per share before extraordinary item       $     (.23)      $    (1.65)

Basic income per share from extraordinary item              .06             -
                                                     ----------       ----------
Basic loss per share                                 $    ( .17)      $    (1.65)
                                                     ==========       ==========

                              MIKE'S ORIGINAL, INC.
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                      Nine Months Ended September 30,
                                                         1998             1997
                                                         ----             ----

Cash flows from operating activities
Net loss                                              $ (582,511)    $(4,089,395)
Adjustments to reconcile net loss to net cash
  used in operating activities
Imputed interest on stock issued                          75,000       1,327,051
Provision for doubtful accounts                          (24,185)
Depreciation and amortization                              4,591          11,040
Compensation expense attributable to the
  issuance of common stock for services rendered         158,696       1,331,250
Forgiveness of debt                                     (222,631)
Changes in operating assets and liabilities
  Accounts receivable                                    (11,618)         52,089
  Inventories                                             81,445          77,742
  Prepaid expenses & other current assets                (13,276)        (17,487)
  Accounts payable and accrued liabilities                48,139        (244,839)
                                                      ----------     -----------
Net cash used in operating activities                   (486,350)     (1,552,549)
                                                      ----------     -----------

Cash flows from investing activities
   Purchases of office equipment                         (1,513)
   Security deposit                                       3,093           14,023
   Other assets                                        (111,154)
                                                      ----------     -----------
Net cash (used by) provided by investing activities    (109,574)          14,023
                                                      ----------     -----------

Cash flows from financing activities
  Proceeds from notes payable to related parties         20,000
  Proceeds from initial public offering                                3,342,444
  Proceeds from convertible note                                         100,000
  Proceeds from notes payable                           180,000         (853,032)
  Proceeds of interim notes payable                                      340,000
  Payment of interim notes payable                                      (315,000)
  Payment of related party debt                         (25,000)        (253,750)
  Payment of line of credit                              (9,374)          (3,027)
  Payment of capital lease obligation                                    (13,568)
                                                      ----------     -----------
Net cash (used) provided by financing activities        165,626        2,344,067
                                                      ----------     -----------
Net Increase (Decrease) in Cash                        (430,298)         805,541
Cash at beginning of period                             438,277           32,523
                                                      ----------     -----------
Cash at end of period                                 $   7,979       $  838,064
                                                      =========      ===========

                              MIKE'S ORIGINAL INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1998
                                   (Unaudited)

NOTE A - BASIS OF PRESENTATION

     The balance sheet as of September 30, 1998 and the related statements of operations for the three-month and six month periods ended September 30, 1998 and 1997 and changes in cash flow for the six month period ended September 30, 1998 and 1997 and have been prepared by Mike's Original, Inc. (the "Company") without audit. In the opinion of management, all adjustments (which include only normal, recurring accrual adjustments) necessary to present fairly the financial position as of September 30, 1998 and for all periods presented have been made.

     Certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been condensed or omitted. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report filed on Form 10-KSB. Results of operations for the period ended September 30, 1998 are not necessarily indicative of the operating results expected for the full year.

NOTE B STOCKHOLDERS' EQUITY

     During February 1998, the Company issued 30,000 shares of common stock to one of its marketing consultants in exchange for services to be performed during 1998. These shares were valued at $ 2.96 per share, the estimated fair value of the stock at the date of issuance and accordingly $ 88,800 is charged to operations during the nine month period ended September 30, 1998.

     During August 1998, the Company issued 97,500 shares of common stock to one of its financial consultants in exchange for services performed through July, 1998. These shares were valued at $ .38 per share, the estimated fair value of the stock at the date of issuance and accordingly $ 36,563 is charged to operations during the nine month period ended September 30, 1998.

     The Company commenced a private placement in July, 1998 of units, each unit consisting of one $50,000 principal amount of 12% promissory note and 200,000 shares of Common Stock. As of September 30, 1998 the Company sold four units to seven people (.4 units to a related party). The 800,000 shares of Common Stock issued was accounted for as additional interest at a price of $.75 per share. The notes are due in December, 1999 or at the closing of a secondary offering of securities with gross proceeds of at least $3,000,000. The additional interest is being amortized over the remaining period unless a qualifying offering is closed at which time any remaining balance will be written off.

     In July, 1998, the Company acquired, from Multi Venture Partners Ltd., an unrelated third party, the rights to purchase the assets of New Yorker Ice Cream Corp. and Jerry's Ice Cream Co., Inc. in exchange for $50,000 in cash, 1,500,000 shares of the Company's common stock and 750,000 options to purchase additional shares of the Company's common stock at an exercise price of $1.50 The agreements, previously executed to acquire these entities expired in April, 1998 and were extended to September 30, 1998 when they were terminated. The terms of the acquisitions are substantially the same as existed in the original agreements. The cash will be credited at closing which is when the shares will be issued.

NOTE C - COMMITMENT AND CONTINGENCIES

Legal Proceedings

     The Company is subject to various legal proceedings, claims and liabilities which arise in the ordinary course of its business. In the opinion of management , the amount of ultimate liability with respect to these actions will not have a material adverse effect on the Company's results of operations, cash flow or financial position.

     The Company has entered into a settlement with Darigold, Inc. in the amount of $33,574 plus interest payable in equal monthly installments of $4,125.45 commencing in April, 1998 after the Company made an initial payment of $10,000. In July , 1998 the Company defaulted and the unpaid balance of approximately $14,000 was demanded by Darigold, Inc.. The Company negotiated to make a final payment of $10,000 in full settlement of all amounts due which was paid in August, 1998.

     On April 2, 1998, the Company was served with a complaint in an action pending in the Supreme Court of New York, Nassau County and seeks damages in the amount of $82,037, arising from the Company's alleged failure to pay for certain inventory purchased. The Company disputes the allegations of the complaint and intends to file an answer and vigorously defend against the allegations raised in the complaint.

In the opinion of management, the amount of any additional liability in connection with the aforementioned matters, in excess of amounts provided for in the normal course of business, will not materially affect the Company.

NOTE D - NOTES PAYABLE TO RELATED PARTIES

     Effective May 1, 1998, the Company entered into an agreement with Michael Rosen and Rachelle Rosen and certain other family members. Pursuant to the agreement, Michael Rosen resigned as Chairman of the Board and President of the Company and Rachelle Rosen as Secretary and Treasurer. Michael Rosen and his father-in-law, Martin Pilossoph, also resigned as directors of the Company. The agreement provides, among other things, for the termination of Mr. Rosen's employment agreement, which would otherwise have expired May 31, 2001 and which provided for an annual base salary of $125,000 together with pre-tax incentives. The agreement further provides that the outstanding indebtedness to Michael
Rosen and Rachelle Rosen in the approximate sum of $280,000 is reduced to $130,336. In addition, $25,000 of indebtedness due to Elizabeth Pilossoph, Mr. Rosen's mother-in-law, is reduced to $6,250. The Company recorded extraordinary income of approximately $217,000 in the quarter ended September 30, 1998 as a result of the aforementioned forgiveness of debt.

     On May 22, 1998, a shareholder advanced the Company $35,000 for working capital. This advance bears interest at the rate of 10% and is due on demand. The shareholder has the option to convert this debt into units, or fractions of units, associated with the private placement (See - NOTE B). In July, 1998 this same shareholder advanced the Company an additional $5,000 bringing the total demand loan to $40,000. On August 14, 1998 the entire amount was converted to .8 units of the private placement with half being transferred to an unrelated third party.

NOTE E - SUBSEQUENT EVENTS

     On July 27, 1998, the Company commenced a private placement, through Millennium Securities Corp., of its securities to provide gross proceeds of up to $500,000. The securities are being offered in units consisting of $50,000 12% Notes due on December 1, 1999 and 200,000 shares of common stock. This offering terminated on November 11,1998, with gross proceeds of $390,000 received by the Company representing the sale of 7.8 units. This private placement states that the Company plans to make a secondary offering of its securities of at least $3,000,000 of gross proceeds in the fall of 1998. Although the Company feels such an offering can be accomplished, there is no assurance that such an offering will be consummated.

     In October, 1998 the Company issued 85,000 shares of its Common Stock to each of its outside directors, Myron Levy and Frederic Heller, and granted 475,000 shares to Arthur G. Rosenberg, to be issued at the closing of the acquisitions, for prior management services.

     On November 13, 1998, the Company filed a registration statement with the Securities and Exchange Commission on Form SB-2. A total of 5,060,000 shares of the Company's Common Stock were registered for sale, 3,500,000 by the Company and 1,560,000 by the purchasers of private placement units. It is anticipated that the gross proceeds to the Company will be $3,500,000 and that the Company will not receive any proceeds from the sales by shareholders.

                          INDEPENDENT AUDITOR'S REPORT



          To the Board of Directors and Stockholders
          Mike's Original, Inc.

          We have audited the balance sheet of Mike's Original, Inc. (a Delaware corporation) as of December 31, 1997, and the related statements of operations, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

          We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          In our opinion, the 1997 financial statements referred to above present fairly, in all material respects, the financial position of Mike's Original, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

          The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a net loss of $4,502,645 for the year ended December 31, 1997 and as of that date current liabilities exceeded current assets by $1,062,651 and the stockholders' deficit aggregated $1,051,056. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          /s/ Lazar Levine & Felix LLP
                                          LAZAR LEVINE & FELIX LLP


          New York,  New York
          February 25, 1998, except for Note 14,
          the date of which is March 4, 1998

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
   Mike's Original, Inc.

We have audited the accompanying balance sheet of Mike's Original, Inc. as of December 31, 1996, and the related statements of operations, changes in stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mike's Original, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred a net loss of $4,050,547 during the year ended December 31, 1996, and, as of that date, the Company's current liabilities exceeded its current assets by $2,539,788 and the Company's stockholders' deficit was $2,996,411. These factors, among others, as discussed in Note 2 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GRANT THORNTON LLP
GRANT THORNTON LLP

Melville, New York
April 17, 1997 (except for Note 8, as to which the date is June 20, 1997)

                              MIKE'S ORIGINAL, INC.
                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 1997 AND 1996

                               - ASSETS (Note 8) -


                                                               1997       1996
                                                               ----       ----
CURRENT ASSETS:
  Cash                                                      $ 438,277   $ 32,523
  Accounts receivable, less allowance for doubtful
   accounts of $15,916 and $20,751 for 1997 and
   1996, respectively                                          12,600     61,219
  Inventories (Notes 3b and 4)                                143,899    247,608
  Prepaid expenses                                             17,303     16,589
                                                             --------   --------
TOTAL CURRENT ASSETS                                          612,079    357,939
                                                             --------   --------
FIXED ASSETS - NET (Notes 3c and 5)                             3,505     14,478
                                                             --------   --------
OTHER ASSETS:
  Trademarks and organization costs, net of accumulated
   amortization of $15,489 and $11,787 for 1997 and
   1996, respectively (Note 3d)                                 3,022      6,724
  Security deposits and other assets                            5,068     19,091
  Deferred offering costs                                         -       45,000
                                                             --------   --------
                                                                8,090     70,815
                                                             --------   --------
                                                             $623,674   $443,232
                                                             ========   ========

               - LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT) -

CURRENT LIABILITIES:
  Accounts payable - trade                                   $500,453 $1,104,336
  Accrued payroll and payroll taxes                            20,587     28,000
  Other accrued liabilities (Note 6)                          137,822    118,607
  Capital lease obligations - current portion                    -         9,957
  Notes payable - related parties (Note 7)                    486,250    253,750
  Current portion of long-term debt (Notes 8 and 13d)         529,618  1,383,077
                                                            ---------  ---------
TOTAL CURRENT LIABILITIES                                   1,674,730  2,897,727
                                                            ---------  ---------
LONG-TERM LIABILITIES:
  Notes payable - related parties (Note 7)                     -         486,250
  Capital lease obligations                                    -           3,611
  Accrued interest - related parties                           -          52,055
                                                            ---------  ---------
                                                               -         541,916
                                                            ---------  ---------

COMMITMENTS AND CONTINGENCIES (Notes 2, 12, 13 and 14)

STOCKHOLDERS' EQUITY (DEFICIT) (Notes 10 and 11):
  Preferred stock, $.01 par value; 500,000 shares
   authorized; none issued or outstanding                      -           -
  Common stock, $.001 par value; 20,000,000 shares
   authorized; 3,265,429 and 1,892,641 shares issued
   and outstanding for 1997 and 1996, respectively              3,265      1,892
  Additional paid-in capital                               10,087,327  4,000,700
  Deferred financing costs                                     -        (360,000)
  Accumulated deficit                                     (11,141,648)(6,639,003)
                                                           ---------- ----------

                                                           (1,051,056)(2,996,411)
                                                           ---------- ----------
                                                           $  623,674 $  443,232
                                                           ========== ==========
                             See accompanying notes

                              MIKE'S ORIGINAL, INC.
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



                                                            1997           1996
                                                            ----           ----
SALES - NET (Notes 3e)                                   $  384,348   $2,392,258

COST OF SALES                                               451,198    1,439,635
                                                         ----------   ----------

GROSS PROFIT (LOSS)                                         (66,850)     952,623
                                                         ----------   ----------
OPERATING EXPENSES:
  Selling, marketing and shipping (Note 3f)                 723,861    2,596,500
  General and administrative                              2,177,698    2,193,602
  Research and development (Note 3h)                         28,594       70,632
                                                         ----------   ----------

                                                          2,930,153    4,860,734
                                                         ----------   ----------

LOSS FROM OPERATIONS                                     (2,997,003)  (3,908,111)

  Interest expense - net of interest income of
   $30,744 and $547 for 1997 and 1996, respectively      (1,505,642)    (142,436)
                                                         ----------   ----------
LOSS BEFORE INCOME TAXES                                 (4,502,645)  (4,050,547)
  Provision for income taxes (Notes 3i and 9)                 -            -
                                                         ----------   ----------
NET LOSS                                                $(4,502,645) $(4,050,547)
                                                         ==========   ==========
BASIC LOSS PER SHARE (Note 3j)                               $(1.69)      $(2.54)
                                                             ======       ======
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (Note 3j)      2,662,013    1,592,106
                                                         ==========   ==========


                             See accompanying notes

                              MIKE'S ORIGINAL, INC.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY


                                                  Additional   Deferred                   Total
                               Common   Common    Paid-in      Financing     Accumulated  Stockholders'
                               Shares   Amount    Capital      Costs         Deficit      Deficit
                               ------   ------    -----------  ----------    -----------  --------------

Balance at January 1, 1996   1,362,160   $1,362    $ 829,742    $   -        $(2,588,456)  ($1,757,352)

Issuance of common stock for
 services rendered              69,231       69      207,623        -               -          207,692
Sale of common stock to
 investors, net of issuance
 costs of $330,437             461,250      461    1,052,853        -               -        1,053,314
Compensation attributable to
 the transfer of common stock
 owned by the founder for
 services rendered                 -          -      100,000        -               -          100,000
Compensation attributable to the
 issuance of stock options         -          -      812,000        -               -          812,000
Compensation attributable to the
 release of shares held in escrow  -          -      265,000        -               -          265,000
Waiver of compensation payable to
 stockholders and founders         -          -      358,482        -               -          358,482
Imputed interest - convertible
 debt                              -          -      375,000      (375,000)         -              -
Amortization of imputed interest
 - convertible debt                -          -        -            15,000          -           15,000
Net loss                           -          -        -             -        (4,050,547)   (4,050,547)
                               --------   --------   --------     --------    -----------   -----------

Balance at December 31, 1996 1,892,641    1,892    4,000,700      (360,000)   (6,639,003)   (2,996,411)

Amortization of imputed
  interest - convertible debt     -         -           -          360,000          -          360,000
Conversion of debt into common
  stock by creditor            320,288      320      455,938          -             -          456,258
Imputed interest -
  convertible debt                -         -        426,715          -             -          426,715
Issuance of common stock
  for imputed interest          67,000       67      301,433          -             -          301,500
Issuance of common stock
  for services rendered        285,500      286    1,330,964          -             -        1,331,250
Waiver of compensation payable to
 founder                           -         -        27,333          -             -           27,333
Imputed interest attributable to
 warrants issued and loans         -         -       202,500          -             -          202,500
Proceeds from Company's initial
 public offering               700,000      700    3,341,744          -             -        3,342,444

Net loss                           -         -         -              -      (4,502,645)    (4,502,645)
                             ---------  --------  ----------     --------    ------------  ------------
BALANCE AT DECEMBER 31,
 1997                        3,265,429   $3,265  $10,087,327     $    -      $(11,141,648) $(1,051,056)
                             =========  ========  ==========     ========    ============  ============

                             See accompanying notes

                              MIKE'S ORIGINAL, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                1997            1996
                                                                ----            ----
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                   $(4,502,645)   $(4,050,547)
 Adjustments to reconcile net loss to net cash
 used in operating activities:
  Depreciation and amortization                                  14,675         14,718
  Allowance for doubtful accounts                                (4,835)        13,863
  Imputed interest                                            1,327,051         15,000
  Compensation expense attributable to issuance of
   common stock for services rendered                         1,325,250        207,692
  Compensation expense attributable to the release
   of common stock from escrow account                             -           265,000
  Compensation expense attributable to issuance of
   common stock and stock options                                6,000         812,000
  Compensation expense attributable to the
   transfer of common stock by founder for
   services rendered                                               -           100,000
 Changes in operating assets and liabilities:
  Decrease in accounts receivable                               53,454          78,320
  Decrease (increase) in inventories                           103,709         (70,723)
  (Increase) in prepaid expenses and other current assets         (714)        (21,089)
  (Decrease) increase in accounts payable                     (130,986)        812,163
  (Decrease) increase in accrued expenses and other
    liabilities                                                (12,920)         79,717
                                                            ----------      ----------
   Net cash used in operating activities                    (1,821,961)     (1,743,886)
                                                            ----------      ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Refund (payment) of security deposits                          14,023          (1,000)
                                                            ----------      ----------
   Net cash provided by (used in) investing activities          14,023          (1,000)
                                                            ----------      ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from convertible note payable                           -            225,000
 Proceeds from 12% subordinated notes payable - stockholders      -            153,750
 Repayment of 12% subordinated notes payable - stockholders   (123,750)           -
 Net proceeds from issuance of common stock                  3,387,444       1,053,314
 Proceeds from notes payable to related parties                   -            560,000
 Payment of notes payable to related parties                  (253,750)           -
 Payment of capital lease obligations                          (13,568)         (9,147)
 Payment of notes payable                                         -           (244,730)
 Proceeds from line of credit                                     -             24,134
 Payment of line of credit                                     (14,130)           (628)
 Proceeds from short-term loans                                440,000            -
 Repayment of short-term loans                                (315,000)           -
 Repayment of notes payable - trade creditors                 (893,554)           -
                                                          ------------     -----------
   Net cash provided by financing activities                 2,213,692       1,761,693
                                                          ------------     -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS                      405,754          16,807

 Cash and cash equivalents, at beginning of year                32,523          15,716
                                                           -----------     -----------
CASH AND CASH EQUIVALENTS, AT END OF YEAR                  $   438,277      $   32,523
                                                           ===========     ===========

                             See accompanying notes

                              MIKE'S ORIGINAL, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                            1997           1996
                                                            ----           ----
SUPPLEMENTAL CASH FLOW INFORMATION:
 (a) Interest paid                                        $267,369       $64,685
     Taxes paid                                               -              -

 (b) During 1997 and 1996,  the Company  converted
     $432,077 and $1,176,437 of trade accounts payable to notes payable, respectively. During
     1997, the Company also converted $39,920 of accounts payable and $380,000 of notes payable into common stock

 (c) Compensation  accrued at December 31, 1996 of
     $27,333 was waived by founder and converted to equity








                             See accompanying notes

                              MIKE'S ORIGINAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


        NOTE 1 -  ORGANIZATION:

        Mike's Original, Inc. (the "Company") was incorporated in Delaware in May 1994 as successor to Melanie Lane Farms, Inc. ("Melanie Farms"), a New York corporation formed in 1993. In June 1994, Melanie Farms was merged into the Company. As both entities were under common control, the merger was accounted for in a manner similar to a pooling of interests. On December 31, 1997, a new entity, New York Frozen Desserts, Inc., was incorporated in New York, as a wholly-owned subsidiary of the Company, for the purpose of making acquisitions.

        Effective December 31, 1995, the Company changed its fiscal year-end from March 31 to December 31.

        Since April 1, 1993, the Company has been engaged in the marketing and distribution of super- premium ice cream products. The Company markets, sells and distributes Mike's Original Cheesecake Ice Cream, a blend of ice cream and cheesecake ingredients. This product line is offered in a variety of flavors mainly to supermarkets and grocery stores and also, to a lesser extent, to convenience stores, food service outlets and warehouse clubs. The Company's products are sold in approximately fourteen states, including New York, California, Pennsylvania and New Jersey with sales generally concentrated on the East and West Coasts of the United States (see Note 12).


        NOTE 2  - BASIS OF PRESENTATION:

        The Company has incurred losses from operations since its inception in 1993 and, at December 31, 1997, has a stockholders' deficit and a working capital deficit of $1,051,056 and $1,062,651, respectively. At December 31, 1996, the Company had a stockholders' deficit and a working capital deficit of $2,996,411 and $2,539,788, respectively. A significant portion of these amounts were incurred as a result of intense marketing by the Company. Payments were made for introductory programs with supermarkets and other food chain retailers of approximately $201,000 and $622,000 for the years ended December 31, 1997 and 1996, respectively. Payments for product advertising, promotion and marketing were also made aggregating $326,000 and $1,526,000 for the years ended December 31, 1997 and 1996, respectively. Further, net sales for the year ended December 31, 1997 were minimal and the Company is continuing to incur losses from operations. The Company has relied extensively on borrowings to finance its operations and in 1997, successfully completed an initial public offering of its common stock (see Note 10), the proceeds of which were used primarily to repay debt.

        The circumstances described above raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are to change the emphasis of the Company's operations from marketing and distributing super-premium ice cream products to marketing and distributing frozen desserts that will include a line or lines of super- premium ice cream products. Management hopes to accomplish this plan through the strategic acquisition of distribution companies, concentrated in large metropolitan areas, which will provide new brands and customers, distribution expertise and an operations center that can absorb future acquisitions. The Company is engaged in discussions with nationally known companies to obtain to market and distribute product bearing the name of the licenser. See Notes 13f and 14.

                              MIKE'S ORIGINAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


        NOTE   2 - BASIS OF PRESENTATION (Continued):

        These acquisitions and distribution licenses would be financed from an additional offering of securities planned for the second quarter of 1998. If an offering cannot be consummated or other financing obtained, the Company would be hard pressed to continue. The Company has sufficient cash on hand and product to sell to last until the end of the second quarter of 1998. The financial statements do not include any adjustments that might result from this uncertainty.


        NOTE   3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

        (a)  Use of Estimates in Financial Statement Presentation:

        The preparation of these financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that could affect the amounts reported in these financial statements and related notes. Actual results could differ from these estimates.

        (b)  Inventories:

        Inventories are stated at the lower of cost or market value, with cost determined on a first-in, first out basis.

        (c)  Fixed Assets:

        Fixed assets are stated at cost less accumulated depreciation. Depreciation of fixed assets is recorded on a straight-line basis over their estimated useful lives ranging from three to five years. Certain leased computer equipment with future rental payments for periods through 1998 have been capitalized. These amounts are included in fixed assets within the accompanying balance sheets and are being depreciated over the estimated useful life of the equipment or term of the lease, whichever is shorter.

        (d)  Other Assets:

        Costs related to trademark and organizational expenditures have been deferred and are being amortized on a straight-line basis over five years.

        (e)  Revenue Recognition:

        Revenue from the sale of ice cream products is recognized upon shipment. Sales are presented net of distribution fees of $95,679 and $527,540 for the years ended December 31, 1997 and 1996, respectively. A significant portion of the Company's sales is made to one distributor pursuant to a distribution agreement which provides for the payment of distribution fees based upon a percentage of sales, price protection and certain rights of return on product unused by third parties. A provision for such costs is made as revenue is recognized; however, costs relating to price protection have not been material to date. This distribution agreement was terminated by the distributor in September 1997.

                              MIKE'S ORIGINAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


        NOTE   3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

        (f)  Advertising:

        Advertising costs are charged to operations when incurred. Advertising costs charged to operations were $93,000 and $346,000 for the years ended December 31, 1997 and 1996, respectively.

        (g)  Introductory Programs:

        Payments  for  introductory  programs  are  made  to  certain  customers
        (supermarkets and other food chain retailers) in exchange for the Company obtaining retail shelf space and are charged to operations when the Company initially ships products to customers under such agreement. No costs of introductory programs are deferred as of December 31, 1997 and 1996.

        (h) Research & Development:

        Research & development expenditures, primarily for product development, are expensed as incurred.

        (i)  Income Taxes:

        Deferred income taxes are recognized for temporary differences between the financial statement and income tax bases of assets and liabilities and loss carryforwards for which income tax benefits are expected to be realized in future years. A valuation allowance has been established to offset the deferred tax assets since it is not more likely than not that such deferred assets will be realized. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

        (j)  Income Per Common Share:

        The Company has adopted SFAS 128 "Earnings Per Share" ("SFAS 128"), which has changed the method of calculating earnings per share. SFAS 128 requires the presentation of "basic" and "diluted" earnings per share on the face of the income statement. Prior period earnings per share data has been restated in accordance with Statement 128. Loss per common share is computed by dividing the net loss by the weighted average number of common shares and common equivalent shares outstanding during each period.

        (k)  Statements of Cash Flows:

        For the purpose of the statements of cash flows, the Company considers all highly liquid investments purchased with a remaining maturity of three months or less to be cash equivalents.

        (l)  New Accounting Pronouncements:

        SFAS 130 "Reporting Comprehensive Income" is effective for years beginning after December 15, 1997 and early adoption is permitted. This statement prescribes standards for reporting comprehensive income and its components. Since the Company currently does not have any items of other comprehensive income a statement of comprehensive income is not yet required.

                              MIKE'S ORIGINAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


        NOTE   3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

        (l)  New Accounting Pronouncements (continued):

        SFAS 131 "Disclosures About Segments of an Enterprise and Related Information", is effective for years beginning after December 15, 1997 and early adoption is encouraged. The Company does not presently believe that it operates in more than one identifiable segment.

        See also Income Per Common Share, above.

        (m) Impact of the Year 2000 Issue:

        The year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have date- sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could potentially result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in other similar normal business activities. The Company had already planned on upgrading its computer software to increase operational efficiencies and information analysis and will ensure that the new systems properly utilize dates beyond December 31, 1999. The cost of this upgrade project, as it relates to the year 2000 issue, is not expected to have a material effect on the operations of the Company.


        NOTE  4 - INVENTORIES:

        Inventories consist of the following as of December 31, 1997 and 1996:

                                                1997        1996
                                                ----        ----

        Finished goods                        $143,899    $ 97,536
        Raw materials                             -        150,072
                                              --------    --------
                                              $143,899    $247,608
                                              ========    ========

        NOTE  5 - FIXED ASSETS:



        Fixed assets consist of the following as of December 31, 1997 and 1996:

                                            1997      1996
                                            ----      ----
        Computer equipment                 $29,447  $29,447
        Office equipment                     6,000    6,000
                                           -------  -------
                                            35,447   35,447
        Less: accumulated depreciation      31,942   20,969
                                           -------  -------
                                           $ 3,505  $14,478
                                           =======  =======

                              MIKE'S ORIGINAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


        NOTE  6 - OTHER ACCRUED LIABILITIES:

        Other accrued liabilities consisted the following as of December 31, 1997 and 1996:

                                                    1997          1996
                                                    ----          ----
        Accrued distribution fee                   $ 1,499       $ 7,921
        Distributors' deposits                         -          46,739
        Accrued interest payable (Notes 7 and 8)   124,288        18,947
        Professional fees payable                   12,035        45,000
                                                  --------      --------
                                                  $137,822      $118,607
                                                  ========      ========

        NOTE  7  - NOTES PAYABLE TO RELATED PARTIES:

        During the fiscal year ended March 31, 1994, the Company obtained loans from the founder and issued promissory notes of $40,000 and $15,000 which are payable in May and June 1998, respectively. Interest accrues at an annual rate of 8% and is payable at the maturity date of the notes. Accrued interest payable related to these notes amounts to $18,957 and $14,557 at December 31, 1997 and 1996, respectively.

        During the fiscal  year  ended  March 31,  1994,  the  Company  borrowed
        $100,000 from a shareholder of the Company. The loan, which was originally due on demand, was formalized in the form of a promissory note during September 1995. In April 1996, the maturity date of the $100,000 obligation was revised to occur subsequent to the repayment of the promissory note issued in April 1996 as further described in Note 8. The loan was non-interest bearing through April 1994. From May 1994 through maturity, interest accrues at an annual rate of 6% and is payable upon maturity. In September 1996, the maturity date of this promissory note was revised to occur the earlier of: (i) February 1, 1998 or (ii) upon the occurrence of events defined by the note as a "Change in Control." Accrued interest payable related to this note
        amounts  to  $27,491  and  $21,491  at  December   31,  1997  and  1996,
        respectively.

        During the fiscal year ended March 31, 1995, the Company issued two promissory notes of $25,000 each to an investor, who is related to the founder of the Company, which were originally due in November and December 1998, respectively. The Company repaid $25,000 of these notes in April 1995. In September 1995, the maturity date of the outstanding promissory note was revised to occur the earlier of the Company receiving proceeds from a securities offering or June 1, 1996. In April 1996, the maturity date of the outstanding promissory note was revised to occur subsequent to the repayment of the promissory note issued in April 1996 as further described in Note 8. In September 1996, the maturity date of this promissory note was revised to occur the earlier of: (i) February 1, 1998 or (ii) upon the occurrence of events defined by the note as a "Change in Control." Interest accrues at an annual rate of 6% and is payable at the maturity date of the note. Accrued interest payable related to this note amounts to $6,174 and $4,674 at December 31, 1997 and 1996, respectively.

                              MIKE'S ORIGINAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


        NOTE  7  -  NOTES PAYABLE TO RELATED PARTIES (Continued):

        On May 30, 1996, the Company received loans aggregating $100,000 from two stockholders. The loans were originally due on demand bearing interest at a rate of 10%. In September 1996, the maturity date of these promissory notes was revised to occur the earlier of: (i) twenty-four months from the date of the loans, or (ii) the date the Company successfully consummates an initial public offering of securities of the Company, but only to the extent that the overallotment option is exercised in such offering and only from the proceeds received by the Company from the exercise of the overallotment option. These notes are still outstanding at December 31, 1997. Accrued interest payable related to these notes amounts to $15,833 and $5,833 at December 31, 1997 and 1996, respectively.

        On August 28, 1996, the founder of the Company was issued an additional promissory note of $206,250. The funds that the founder loaned the Company were a result of the founder selling 183,333 shares of his stock to an investor at a price of $1.12 per share. This loan bears interest at a rate of 8% and was originally payable the earlier of: (i) thirteen months from the date of the loan, or (ii) the successful consummation of an initial public offering of securities of the Company, but only to the extent that the overallotment option is exercised in such offering and only from the proceeds received by the Company from the exercise of the overallotment option. In September 1996, the maturity date of this promissory note was revised to occur twenty-four months from September 30, 1996. In addition, the revised promissory note provides that one-half of the note will be paid with accrued interest in the event the Company successfully consummates an initial public offering of securities of the Company, but only to the extent that the overallotment option is exercised in such offering and only from the proceeds received by the Company from the exercise of the overallotment option. Accrued interest related to this borrowing amounts to $22,000 and $5,500 at December 31, 1997 and 1996, respectively.

        In August and September 1996, the Company received three loans from a stockholder aggregating $253,750. A portion of the funds that this shareholder loaned the Company was a result of the shareholder selling shares of his stock to investors. In August 1996, this shareholder sold 38,889 shares of his stock at a price of $1.12 per share. In September 1996, the shareholder sold 23,333 shares of his stock at a price of $1.50 per share. These loans each bear interest at a rate of 8% per annum and were originally payable the earlier of: (i) thirteen months from the date of the loans, or (ii) the date the Company successfully consummates an initial public offering, but only to the extent that the overallotment option is exercised in such offering and only from the proceeds received by the Company from the exercise of the overallotment option. In September 1996, the maturity date of these promissory notes was revised to June 1, 1997. In the event that the Company successfully consummates an initial public offering prior to June 1, 1997, $123,750 will be payable from such proceeds and $130,000 will be payable 90 days therefrom. In the event the underwriter exercises its overallotment option, the balance otherwise payable in 90 days will be payable from such proceeds. Accrued interest payable related to these borrowings amounted to $5,978 at December 31, 1996. During 1997 the Company repaid the entire balance of $253,750 plus interest accrued to the date of repayment of $18,162.

        As of December 31, 1997 and 1996, loans payable to related parties aggregated $486,250 and $740,000, respectively. Interest accrued and unpaid at December 31, 1997 and 1996 aggregated $90,455 and $58,033, respectively.

                              MIKE'S ORIGINAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


        NOTE  8 - NOTES PAYABLE:

        In April 1996, the Company issued a promissory note in the amount of $830,275 in exchange for certain trade accounts payable. The Company was required to make payments in monthly installments beginning May 1996 consisting of: (i) accrued interest, and (ii) principal in the amount of $12,000. In addition to these monthly installments, the Company was required to pay additional amounts upon the occurrence of certain events. In the event the Company did not complete an initial public offering, the note was due in full on December 31, 1996. Interest on the promissory note accrues at the prime rate plus 1% per annum. This note is collateralized by substantially all of the assets of the Company. The balance of this note was $710,275 at December 31, 1996. Accrued interest payable related to this note amounted to $2,738 at December 31, 1996. In April 1997 the terms of the note were amended to provide for payments to the lender, from the proceeds of the Company's initial public offering, in the amount of $575,000 with the balance of $135,275 payable on December 31, 1997. In the event that the initial public offering is not completed by June 1, 1997, all amounts outstanding will then become immediately due and payable in full. Further, in April 1997, the Company issued a $221,550 convertible note due December 31, 1998 in exchange for a like amount of trade payables. The convertible note bears interest at 10% per annum, payable at maturity, and is convertible by the holder into the Company's common stock at a conversion rate of $3.00 principal amount for each share of common stock at the option of the holder at any time prior to maturity. In June 1997, the Company renegotiated the terms of this agreement. The renegotiated terms provide that if the Company's initial public offering is not completed by July 15, 1997, all amounts will then become immediately due and payable in full. In addition, the balance due to the lender from the proceeds of the Company's initial public offering was increased from $575,000 to $595,000 and the principal balance of the convertible note due December 31, 1998 was reduced to $201,000. On August 8, 1997, at the closing of the initial public offering, the principal amount plus all accrued interest was paid. At December 31, 1997, $115,275 plus accrued interest of $4,328 of the convertible note remains unpaid.

        On August 20, 1996, the Company issued a promissory note in the amount of $289,482 in exchange for certain trade accounts payable and inventories. The note bears interest at a rate of 10% per annum and was payable on or before November 15, 1996. The balance of this note was $210,283 at December 31, 1996. On December 31, 1996, the Company was not in compliance with the terms of the subject loan agreement. However, the lender involved has amended the agreement to permit the Company to be in compliance with such terms at December 31, 1996. In February 1997, the Company issued a promissory note in the amount of $20,000 in exchange for a like amount of trade payables. In April 1997, the lender agreed to extend the due date of such notes to the earlier of June 1, 1997 or the closing of the Company's initial public offering. In the event the Company completes its initial public offering by June 1, 1997, the lender agreed to extend the due date of the then outstanding $96,000 of principal to December 31, 1998. If such amount is extended, the lender has the right to convert such amount into 32,000 shares of the Company's common stock at any time prior to maturity. The lender agreed to extend the maturity date of the promissory notes originally due on June 1, 1997 to July 31, 1997. At December 31, 1997, $96,000 of the convertible note plus accrued interest of $3,794 remain unpaid.

                              MIKE'S ORIGINAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


        NOTE  8  - NOTES PAYABLE (Continued):

        In December 1996, the Company issued two additional short-term promissory notes in exchange for certain trade accounts payable aggregating $56,680. One promissory note bears interest at the rate of 10% per annum. Principal and interest are payable in installments as follows: the sum of $500, or more, semimonthly beginning on December 5, 1996, and payable thereafter on the 20th and 5th day of each month, until principal and interest have been paid in full. The second promissory note bears interest at the rate of 8% per annum. Payment of principal will be made at the rate of $5,000 per month commencing on January 1, 1997 and monthly, thereafter until the earlier of: (i) May 1, 1997 or (ii) the date the Company successfully consummates an initial public offering of its securities, at which time this note will be paid in full with interest. The balance of these notes was $55,680 at December 31, 1996. The Company has fully paid these notes during the year ended December 31, 1997.

        In December 1996, the Company issued a $225,000 promissory note to an investor bearing interest at the rate of 8% per annum. This note is payable in full the earlier of: (i) December 31, 1997 or (ii) five days after the closing date of an initial public offering. In lieu of receiving payment, the investor has the right to convert this promissory note within five days of the closing of such initial public offering into 200,000 shares of common stock of the Company, par value $.001 per share. Imputed interest resulting from the difference between the estimated fair value of the Company's common stock and the conversion price has been provided for and was charged to operations over the period this note first became convertible. Interest expense of $360,000 was recognized by the Company during the three months ended March 31, 1997, which represented the amortization of the imputed interest associated with this transaction. In April 1997, the investor elected to convert this note.

        In January 1997, the Company issued a convertible promissory note to an investor bearing interest at the rate of 8% per annum, in the principal amount of $100,000. This convertible note is to be paid in full the earlier of five days after the closing of an initial public offering or January 31, 1998. In April 1997, the investor converted the note into 78,431 shares of the Company's common stock. Interest expense of $252,940 representing the difference between the estimated fair value of the Company's common stock and the conversion price was recognized during the three months ended March 31, 1997.

                              MIKE'S ORIGINAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


        NOTE  8 - NOTES PAYABLE (Continued):

        In March 1997, the Company issued a $50,000 promissory note to an investor bearing interest at the rate of 10% per annum. This note is payable on demand on or after May 12, 1997. As additional consideration for this loan, the Company issued the lender 2,000 shares of its common stock. These shares were valued at $4.50 per share, the estimated fair market value of the stock at the date of issuance. On April 3, 1997, the lender converted $25,000 of the outstanding note balance into 12,500 shares of the Company's common stock. An interest charge of $31,000 representing the difference between the estimated fair value of the Company's common stock and the value the Company ascribed to these shares on the date of issuance was recognized by the Company upon conversion. In June 1997, the lender agreed to extend the maturity date of the outstanding note balance to the earlier of July 31, 1997 or the completion of the Company's initial public offering. This note was fully repaid in August 1997, together with interest accrued to the date of payment.

        In May 1997, the Company negotiated with a creditor in connection with trade accounts payable balances owed to this creditor aggregating $60,000. The creditor agreed that the Company would repay $30,000 of this balance upon completion of an initial public offering. The Company issued a convertible promissory note for the remaining outstanding balance of $30,000 bearing interest at the rate of 10% per annum. The note is payable in full on December 31, 1998. In lieu of receiving payment, the creditor has the right to convert this promissory note, at any time prior to the maturity date, into 10,000 shares of common stock of the Company.

        In May and June 1997, the Company issued three promissory notes to investors bearing interest at the rate of 12% per annum in the aggregate principal amount of $150,000. These notes are payable in full the earlier of: (i) July 31, 1997 or (ii) on the date of an initial public offering. In connection with these transactions, the Company issued an aggregate of 75,000 warrants, expiring July 31, 2000, to these investors to purchase 75,000 shares of the Company's common stock at a price of $3.00 per share. These notes were paid in full in August 1997, together with interest accrued to the date of payment.


        NOTE  9 - INCOME TAXES:

        A reconciliation between actual income tax (benefit) and the amount computed by applying the statutory Federal income tax rate to the loss before taxes is as follows:


                                                      1997           1996
                                                      ----           ----
        Tax expense (benefit) at statutory
          Federal income tax                      $(1,532,000)  $(1,377,000)
        Nondeductible compensation                    450,000       128,000
        Net operating loss not currently
          utilizable                                1,082,000     1,249,000
                                                  -----------   -----------
                                                  $      -      $      -
                                                  ===========   ===========

                              MIKE'S ORIGINAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


        NOTE  9 - INCOME TAXES (Continued):

        The tax effects of temporary differences and loss carryforwards giving rise to deferred tax assets and liabilities are as follows:

                                                          1997          1996
                                                          ----          ----
        Net operating loss and other carryforwards   $ 2,890,000    $ 1,814,000
        Bad debts                                          5,000          7,000
        Depreciation/amortization                          1,000          2,000
        Deferred compensation                            276,000        276,000
        Other deferred assets                               -            20,000
                                                      ----------     ----------
                                                       3,172,000      2,119,000
        Valuation allowance                           (3,172,000)    (2,119,000)
                                                     -----------    -----------
                                                     $     -        $      -
                                                     ===========    ===========


        The Company anticipates that for the foreseeable future it will continue to be required to provide a 100% valuation allowance for the tax benefit of its net operating loss carryforward and temporary differences as the Company cannot presently predict when it will generate sufficient taxable income to utilize such deferred tax assets.

        At December 31, 1997 and 1996, Company had net operating losses available to carry forward of approximately $8,500,000 and $5,320,000 respectively, for tax purposes. Such net operating loss carryforwards expire through the year ending 2013. No benefit has been recorded for such loss carryforwards since realization cannot be assured. The Company's use of its net operating loss carryforwards is limited as the Company is deemed to have undergone an ownership change as defined in Internal Revenue Code Section 382.


        NOTE  10 - STOCKHOLDERS' EQUITY:

        In September 1995, pursuant to a Shareholders' Agreement and associated Escrow Agreement, a shareholder of the Company placed 88,513 shares of his common stock in an escrow account. The Escrow Agreement was terminated in February 1996 and the subject shares were returned to the shareholder. Compensation expense of $265,000 was recognized based upon the estimated fair value of the shares by the Company upon the release of the shares from escrow.

        On May 30, 1996, the Board of Directors authorized a reverse stock split in the ratio of one common share for every six and one-half common shares outstanding as of that date. In addition, on such date, the Board of Directors approved an amendment to the Company's Certificate of
        Incorporation increasing the number of authorized shares of the Company's common stock from 3,076,923 to 20,000,000 shares. On February 6, 1997, the Board of Directors authorized a reverse stock split in the ratio of two common shares for every three common shares outstanding as of February 7, 1997. The reverse splits and changes in authorized capital have been retroactively reflected for all periods presented.

                              MIKE'S ORIGINAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


        NOTE 10 - STOCKHOLDERS' EQUITY (Continued):

        In May 1996, the Company issued 50,000 shares of its common stock to certain individuals for services rendered on behalf of the Company. These shares were valued at $3.00 per share, the estimated fair value of the stock at the date of issuance and accordingly, $150,000 was charged to operations.

        During June 1996 through September 1996, the Company completed a Private Placement Offering pursuant to Rule 506 of the Securities Act of 1933 consisting of the sale of 61.5 units (the "Second Private Placement"). Each unit consisted of a $2,500, 12% subordinated promissory note and 7,500 shares of common stock at an offering price of $25,000 per unit. The note balance at December 31, 1996 which resulted from this Second Private Placement was $153,750. These notes mature on the earlier of:
        (i) July 31, 1997, or (ii) the closing date of the initial public offering. Accrued interest payable related to these notes amounted to $7,688 at December 31, 1996. In April 1997, $30,000 of such notes, as well as $2,100 of accrued interest, were converted to 16,050 shares of the Company's common stock. The balance was repaid upon the successful completion of the Company's IPO in July 1997.

        In September 1996, the founder of the Company transferred 33,333 shares of his common stock to certain individuals for services rendered on behalf of the Company. These shares were valued at $3.00 per share, the estimated fair value of the stock at the date of the transfer. As the Company implicitly benefitted from this transaction, the value of the shares transferred was reflected as an expense in the accompanying financial statements with a corresponding credit of $100,000 to additional paid-in capital.

        In October 1996, the Company issued 19,231 shares of its common stock to certain individuals for services rendered during the year ended December 31, 1996. These shares were valued at $3.00 per share, the estimated fair market value of the stock at the date of issuance, and $57,692 was charged to operations.

        In March 1997, the Company in connection with entering into a two-year exclusive East coast manufacturing agreement, issued 35,000 shares of its common stock. These shares were valued at $4.50 per share, the estimated fair market value of the stock at the date of issuance. Pursuant to the agreement, the manufacturer agreed to provide $250,000 of 21-day credit terms. Further, the Company was obligated to pay the manufacturer $150,000 against existing amounts owed by April 30, 1997. In the event such amount was not paid, the Company is obligated to issue an additional 30,000 shares of its common stock to the manufacturer. These additional shares were issued to the manufacturer in May 1997.

        In May 1997, the Company issued 100,000 shares of its common stock to its legal counsel for services rendered during March and April of 1997. These shares were valued at $4.50 per share, the estimated fair value of the stock at the date of issuance and, accordingly, $450,000 was charged to operations during the year ended December 31, 1997.

                              MIKE'S ORIGINAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996



        NOTE 10 - STOCKHOLDERS' EQUITY (Continued):

        In June 1997, the Company issued 13,307 shares of its common stock to certain individuals in settlement of amounts owed to these individuals aggregating $39,921. An interest charge of $19,961 representing the difference between the estimated fair value of the Company's common stock and the value the Company ascribed to these shares on the date of issuance was recognized by the Company in the year ended December 31, 1997.

        On July 31, 1997. the Company completed its Initial Public Offering ("IPO") of 700,000 units sold to investors on the OTC Bulletin Board at $6.20 per unit for aggregate gross proceeds of $4,340,000. Each unit contained one share of common stock and two Class A warrants to purchase one share of Common Stock each at $5.00 per share. The Company realized net proceeds of $3,342,444.

        In August 1997, the Company issued 35,500 shares of common stock as compensation for professional fees rendered aggregating $206,250.

        See also Notes 8 and 13c for additional share issuances.


        NOTE 11 - STOCK OPTION PLANS:

        At December 31, 1997 the Company has two stock-based compensation plans, which are described below. The Company applies APB Opinion 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for stock options issued to employees. The Company applies Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock- Based Compensation", in accounting for stock options issued to non-employees. The compensation cost that has been charged against income for stock options issued to non-employees was $812,000 for the year ended December 31, 1996. No options were granted under this plan during 1997.

        Had compensation cost for employees been determined based on the fair value at the grant dates consistent with the methodology of SFAS No. 123, the Company's net loss and net loss per share would have been increased to the pro forma amounts indicated:


                                                   Year Ended December 31,
                                                 1997                 1996
                                                 ----                 ----
            Net loss:
               As reported                    $(4,502,645)        $(4,050,547)
               Pro forma                       (4,732,943)         (4,581,047)
            Net loss per share:
               As reported                         $(1.69)             $(2.54)
               Pro forma                            (1.78)              (2.88)

                              MIKE'S ORIGINAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


        NOTE 11 - STOCK OPTION PLANS (Continued):

        In August 1995, the Company formally adopted a Long-Term Incentive Plan (the "1995 Plan"), which provides that the Company may grant certain key employees or consultants either stock options, stock appreciation rights, restricted stock, performance grants or other Company securities (the "Awards"). The 1995 Plan, as amended, authorizes the issuance of a maximum of 433,333 shares of common stock. As of December 31, 1997 and 1996, respectively, the Company has granted an aggregate of 306,667 and 256,667 options to purchase common stock with exercise prices ranging from $1.50 to $3.00 under this Plan. At December 31, 1997 and 1996, options exercisable under this plan were 306,667 and 33,333, respectively. None of these options have been exercised to date. During the year ended December 31, 1996, compensation cost recognized in income for the issuance of options under the 1995 Plan to non-employees totaled $119,000. To date, options granted under this plan are exercisable six months from date of grant and expire 10 years from date of grant.

        On October 15, 1996, the Company's Board of Directors approved a 1996 Non-qualified Stock Option Plan ("Non-qualified Plan") for officers, directors, employees and consultants of the Company. The Plan, as amended, authorizes the issuance of up to 500,000 shares of common stock. As of December 31, 1997, the Company has granted 478,332 options to purchase shares of common stock under the Non-qualified Plan at an exercise price of $1.50. None of the stock options granted have been exercised to date. During the year ended December 31, 1996, compensation cost recognized for the issuance of options under the Non-qualified Plan to non-employees totaled $693,000. To date, options granted under this plan are exercisable six months from date of grant and expire 10 years from date of grant.

        A summary of stock option activity related to the Company's Plans is as follows:

                                                                      Weighted
                                                                      Average           1996
                                                1995 Plan             Exercise     Non-qualified Plan
                                          Shares     Price Range      Price        Shares   Price Range
                                          ------     -----------      ---------    ------   -----------

        Outstanding at January 1, 1996       -                                        -
        Granted during 1996               256,667    $1.50 - $3.00     $1.69       396,666     $1.50
                                          -------                                  -------
        Outstanding at December 31, 1996  256,667    $1.50 - $3.00      1.69       396,666      1.50
        Granted during 1997                50,000     1.50              1.50        81,666      1.50
                                          -------                                  -------

        Outstanding at December 31, 1997  306,667     1.66                         478,332      1.50
                                          =======                                  =======

        Exercisable at December 31, 1996  256,667     1.50 - 3.00       1.69          -
                                          =======                                  =======

        Exercisable at December 31, 1997  306,667     1.50 - 3.00       1.69       478,332      1.50
                                          =======                                  =======

                              MIKE'S ORIGINAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


        NOTE 12  - FAIR VALUE OF FINANCIAL INSTRUMENTS AND  CONCENTRATION OF
                   CREDIT RISK:

        The carrying amounts of cash, accounts receivable, accounts payable and other accrued liabilities are estimated to approximate their fair value. The Company believes that it is not practicable to estimate the value of its debt obligations due to its current financial condition.

        Concentration of credit risk with respect to trade accounts receivable exists as the Company sells products primarily to one distributor. The Company performs periodic credit evaluations of its customers' financial condition and does not require collateral or other security. The distributor referred to in Note 3e accounted for approximately 91% and 79% of the Company's sales for the years ended December 31, 1997 and 1996, respectively. This distributor accounted for 57% of the Company's net accounts receivable at December 31, 1996. As of December 31, 1997, the Company no longer sells to this distributor and there are no amounts uncollected.

        The Company's products have historically been manufactured by independent facilities. Certain of these facilities have ceased manufacturing on behalf of the Company due to the fact that these facilities are owed substantial sums of money by the Company and the Company's products are currently manufactured at only one facility. If this manufacturer elects to suspend the manufacturing of the Company's products, the Company's operating results may be adversely affected.


        NOTE  13 - COMMITMENTS AND CONTINGENCIES:

        (a)  Lease Commitments:

        Future minimum payments under noncancellable operating leases for office space, equipment and vehicles, with initial terms of one or more years, consist of the following at December 31, 1997:


                                          Operating
                                           Leases
                                          ----------

               1998                        $15,836
               1999                         11,025
               2000                          2,023
                                           -------
                                           $28,884
                                           =======

                              MIKE'S ORIGINAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


        NOTE  13  -    COMMITMENTS AND CONTINGENCIES (Continued):

        (b)  Employment Contracts:

        The Company had an employment agreement with its former President which provided for an annual base salary and bonuses. The agreement also provided for the granting of 5,101 of immediately exercisable and fully vested options to purchase shares of the Company's common stock at an exercise price of $3.00. This agreement was to expire in February 1999. In addition, the former President was granted an incentive stock option to purchase 73,205 shares of the Company's common stock at an exercise price of $3.00 which vested ratably over the three years beginning February 1995. On September 15, 1996, the then President resigned his employment with the Company. At the time of the resignation, 29,530 options to purchase shares of the Company's common stock at an option price of $3.00 per share were exercisable and the balance was canceled. The exercisable options expired on December 15, 1996, three months from the date of the then President's resignation.

        During the year ended December 31, 1996, the Company hired a Vice President of Sales and Marketing and entered into an employment agreement with this individual. The agreement provided for an annual base salary of $100,000, plus an incentive bonus. This agreement was for an initial term of one year from the earlier of the effective date of an initial public offering of the Company's securities or March 1, 1997. On June 20, 1997, this employee resigned his employment with the Company. At the time of the resignation, 66,667 options to purchase shares of the Company's common stock at an option price of $1.50 were canceled.

        In addition, the Company has employment agreements with the founder and another employee which provide for annual base salaries of $125,000 and $40,000, respectively, and expire, as amended, in June 2001 and June 1998, respectively. During the year ended December 31, 1996, these individuals voluntarily waived all rights to receive the accrued salaries payable to them aggregating $110,565 and, accordingly, such amount has been presented as a contribution to the Company's additional paid-in capital. Further, in April 1997, the founder agreed to waive an additional $27,333 of accrued salary through February 28, 1997. In December 1997 the employee whose contract expires in June 1998, agreed to modify the agreement and be compensated on an hourly basis which is anticipated to produce substantially lower compensation. All other terms of the contract remain in effect. The agreement with the founder, currently serving as the Chairman of the Board and Chief Executive Officer, provides for bonuses based on the Company's pretax income, and also includes non-compete and change of control clauses.

        In March 1997, the Company entered into a two-year employment agreement with its Vice- President - Finance which provided for an annual base salary of $95,000 for the first year and $105,000 for the second year. In November 1997, this employee resigned, however remained as a member of the Board of Directors.

                              MIKE'S ORIGINAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


        NOTE 13 - COMMITMENTS AND CONTINGENCIES (Continued):

        (b)  Employment Contracts (continued):

        On July 16, 1997, the Company entered into an employment agreement with its Vice-President Marketing. The agreement provides for an annual base salary of $115,000, plus an incentive bonus. This agreement is for an initial term of one year from the effective date of the initial public offering of the Company's securities. Options were granted to purchase 66,667 shares of the Company's common stock at an exercise price of $1.50 per share. The Company is responsible for up to $25,000 of expenses related to the employee traveling to and from Buffalo, NY, temporary living and other such amounts necessary for the employee to devote his full time employment to the Company. The agreement also provides for an automobile allowance of $650 per month.

        (c)  Consulting Agreements:

        On March 1, 1994, the Company entered into a consulting agreement with an investor (the "Investor"), whereby the Company shall pay the Investor $75,000 for the first year ended March 31, 1995, $100,000 for the second year and $125,000 for the third year. The Company recorded accrued consulting expense of $89,585 during the year ended December 31, 1996. In September 1996, this investor voluntarily waived all rights to receive the consulting fee payable to him and accordingly, the aggregate amount waived, $247,917 has been reflected as a contribution to additional paid-in capital.

        In November 1996, this consulting agreement was superseded by a new agreement. The new agreement provides that beginning January 1, 1997, the Company will pay consulting fees to the Investor at the rate of $125,000 per annum for a three-year period. However, no monies will be paid to this Investor until such time as the Company shall consummate a private or public offering of its securities for not less than $2,000,000 in gross proceeds.

        In April 1997, the November 1996 consulting agreement was terminated and, in consideration for such termination, the Company issued 150,000 shares of its common stock to the consultant. At March 31, 1997, accrued compensation payable to this consultant aggregated approximately $31,000. In April 1997 the Company recognized a charge to operations of approximately $644,000 based upon the estimated fair market value of the shares issued to the consultant.

        During the year ended  December  31,  1996,  the Company  entered into a consulting agreement with an entity that will provide sales and marketing advisory and consulting services to the Company. This entity will receive 30,000 shares of common stock (see Note 14), an annual consulting fee of $50,000 and has received options to purchase 133,333 shares of the Company's common stock at $1.50 per share expiring October 15, 2006. One third of such options become exercisable at the end of each successive six-month period. At December 31, 1997, options to purchase 88,889 common shares were exercisable.

        (d) Line of Credit:

        In December 1995, the Company obtained an unsecured line of credit for $25,000. Borrowings under this line bear interest at 15% per annum. Borrowings outstanding under this line at December 31, 1997 and 1996, were $9,374 and $23,506, respectively.

                              MIKE'S ORIGINAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


        NOTE 13 - COMMITMENTS AND CONTINGENCIES (Continued):

        (e)  Legal Proceedings:

        The Company is subject to various legal proceedings, claims and liabilities which arise in the ordinary course of its business. In the opinion of management, the amount of any additional liability in excess of amounts already provided for with respect to these actions, will not have a material adverse effect on the Company's results of operations, cash flow or financial position. As of December 31, 1997, the Company has provided for approximately $130,000 in connection with known legal proceedings and claims.

        (f)  Acquisitions:

        On December 18, 1997, the Company entered into two agreements (letters of intent) to acquire companies engaged in the full service distribution of ice cream in the New York Metropolitan area, through its wholly-owned subsidiary, New York Frozen Desserts, Inc. In exchange for all the assets of New Yorker Ice Cream Corp., the Company will pay (i) $465,000 at closing, (ii) $800,000 over three years with interest at 8% per annum and (iii) will assume an existing obligation of $735,000, paying $200,000 at closing, and the remaining $535,000 over four years with interest at 8% per annum. In exchange for all the assets of Jerry's Ice Cream Co., Inc., the Company will pay $245,000 at closing, and $220,000 over three years with interest at 8% per annum.

        In connection with these acquisitions, the Company entered into an agreement with a company whose shareholders consist of an investor and a Director of the Company. The agreement provides for a finder's fee in the amount of $200,000 and 200,000 shares of the Company's common stock together with piggy back registration rights to be delivered at the closing of the above transactions. All future acquisitions introduced by this company, will involve similar fee arrangements to be negotiated prior to the closing of each transaction.

        (g)  Government Regulation:

        The Company is subject to regulation by various governmental agencies regarding the distribution and sale of food products, including the FDA and various state agencies. The Company believes that its marketing and distributing operations comply with all existing applicable laws and regulations.

        (h)  Insurance:

        The Company's business exposes it to potential liability which is inherent in the marketing and distribution of food products. The Company currently maintains $2,000,000 of product liability insurance. The Company also maintains $1,000,000 of general and personal injury insurance per occurrence and $5,000,000 in the aggregate. If any product liability claim is made and sustained against the Company and is not covered by insurance, the Company's business and prospects could be materially adversely affected

                              MIKE'S ORIGINAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


        NOTE 14 - SUBSEQUENT EVENTS:

        On February 6, 1998, the Company issued 30,000 shares of its common stock to a consultant in exchange for 1998 services. These shares are in addition to a monthly fee that the Company has the option of paying in either cash or the Company's common stock. These shares, and any subsequently issued shares, bear a restrictive legend pursuant to Rule 144 governing such securities. See Note 13c.

        On February 15, 1998, the Company signed a lease for a three-month term, renewable monthly, for new office space in Rye, New York. This office will serve as the corporate office of the Company until such time as the Company and the planned acquisitions can be relocated to an appropriate facility. The lease in Jericho, New York expired without any additional costs.

        On March 4, 1998, the Company, through its wholly-owned subsidiary, signed a license agreement to sell and distribute frozen juice bars under the name of a nationally known licensor. This agreement is for a limited territory in the eastern part of the country and for a period of two years. The Company has the option to obtain two sub-licensees to operate under the main agreement on behalf of the Company.

                                SIDNEY NEUHOF
                          CERTIFIED PUBLIC ACCOUNTANT
                         1101 STEWART AVENUE, SUITE 302
                          GARDEN CITY, NEW YORK 11530






Report of Independent Accountant

To the Stockholders of
New Yorker Ice Cream Corp.

I have audited the accompanying balance sheets of New Yorker Ice Cream Corp., as of December 31, 1997 and 1996, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Yorker Ice Cream Corp., as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ Sidney Neuhof
---------------------------
   Sidney Neuhof

February 9, 1998

                                                                       PAGE (2)
NEW YORKER  ICE CREAM CORP.
BALANCE SHEETS
AS AT: DECEMBER 31, 1997 AND 1996

                                     ASSETS
                                     ------
                                                     1997           1996
                                                     ----           ----
CURRENT ASSETS
  Cash in banks                                   $   -          $   4,131
  Accounts receivable - net                         251,964        221,574
  Merchandise inventory                             184,612        236,962
  Other current assets                               10,979           -
                                                  ---------      ---------
     Total current assets                           447,555        462,667

FIXED ASSETS
  Furniture and fixtures -
  net of accumulated depreciation                   111,187        134,357
  $494,915 for 1997 and
  $461,409 for 1996

OTHER ASSETS -
 Intercompanies - Note 2                              1,394           -
                                                   --------       --------
                                                   $560,136       $597,024
                                                   ========       ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ----------- --- ------------- ------
CURRENT LIABILITIES
  Bank overdraft                                   $ 28,979       $   -
  Loans payable - Note 3                            100,000         65,000
  Accounts payable and accrued expenses             347,692        433,243
                                                   --------       --------
     Total current liabilities                      476,671        498,243

OTHER LIABILITIES
  Loans payable long-term portion                   106,000        100,000
  Intercompanies Note 2                                -           115,411
                                                   --------       --------
                                                    106,000        215,411

STOCKHOLDERS' EQUITY
  Capital stock -                                    26,750         26,750
    83.25 shares authorized, issued
    and outstanding
  Additional Paid-In-Capital                        117,897        117,897
  Treasury Stock                                   (147,808)      (147,808)
  Deficit                                           (19,374)      (113,469)
                                                   --------       --------
     Total stockholders' equity (deficit)           (22,535)      (116,630)
                                                   --------       --------
                                                   $560,136       $597,024
                                                   ========       ========

The accompanying notes are an integral part of these financial statements

                                                                      PAGE  (3)




NEW YORKER ICE CREAM CORP.
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED: DECEMBER 31, 1997 AND 1996
-----------------------------------------------

                                     1997          1996
                                     ----          ----


NET SALES                          $6,498,430    $6,343,242




COST OF GOODS SOLD                  5,412,912     5,106,476
                                   ----------    ----------



GROSS PROFIT                        1,085,518     1,236,766




OPERATING EXPENSES                    975,571     1,183,257
                                    ---------    ----------



INCOME BEFORE OTHER EXPENSES          109,947        53,509



OTHER EXPENSES:
Interest expense                       15,852        14,179
                                    ---------    ----------


NET INCOME                            $94,095       $39,330
                                    =========    ==========






The accompanying notes are an integral part of these financial statements

                                                                       PAGE (4)
NEW YORKER  ICE CREAM CORP.
STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED: DECEMBER 31, 1997 AND 1996
-----------------------------------------------





                                         Additional            Retained
                                         ----------            --------
                               Capital    Paid In     Treasury  Earnings
                              ---------   ---------  ---------- --------
                               Stock      Capital     Stock     (Deficit)   Total
                              ---------   ---------  ---------- ---------  --------

Balance - Jan. 1, 1996           $26,750  $117,897   $(147,808)  $107,543  $104,382

  Prior Period Adjustment           -         -           -      (260,342) (260,342)

Net Income                          -         -           -        39,330    39,330
                                 -------  --------    --------  ---------  --------
Balance - Dec. 31, 1996           26,750   117,897    (147,808)  (113,469) (116,630)

Net Income                           -        -           -        94,095    94,095
                                 -------  --------    --------  ---------  --------

Balance - Dec. 31, 1997          $26,750  $117,897   $(147,808)  $(19,374) $(22,535)
                                 =======  ========   =========   ========  ========














The accompanying notes are an integral part of these financial statements

                                                                        PAGE (5)
NEW YORKER  ICE CREAM CORP.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED: DECEMBER 31, 1997 AND 1996
-----------------------------------------------

                                                           1997           1996
                                                           ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Income                                               $ 94,095       $ 39,330

Adjustments to reconcile net income to net cash provided by operating activities

Depreciation and Amortization                              33,506         54,545

(Increase) Decrease in accounts receivable                (39,770)       112,262

Decrease (Increase) in inventory                           52,350        (49,061)

(Increase) Decrease in other current assets               (10,979)        20,564

Increase in bank overdraft                                 28,979           -

(Decrease) in accounts payable and
  accrued expenses                                        (85,551)      (129,132)
                                                        ---------       --------
Net cash provided by operating activities                  72,630         48,508
                                                        ---------       --------

CASH FLOWS FROM INVESTING ACTIVITIES:

Fixed Assets                                              (10,336)       (23,112)
Other Assets                                                 -            21,910
                                                         --------       --------
Net cash used in investing activities                     (10,336)        (1,202)
                                                         --------       --------
CASH FLOWS FROM FINANCING ACTIVITIES:

Intercompany - net                                       (107,425)       (72,703)

Loans - Net                                                41,000        (28,996)
                                                          -------       --------
Net cash used in financing activities                     (66,425)       (43,707)
                                                          -------       --------
NET (DECREASE) INCREASE IN CASH                            (4,131)         3,599

CASH AT BEGINNING OF YEAR                                   4,131            532
                                                          -------        -------
CASH AT END OF YEAR                                       $  -           $ 4,131
                                                          =======        =======

The accompanying notes are an integral part of these financial statements

                                                                        PAGE (7)



                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                   ------- -- ----------- ---------- --------

NOTE I
---- -
HISTORY AND BUSINESS DESCRIPTION
------- --- -------- -----------
New Yorker Ice Cream Corp., was incorporated under the laws of the state of New York on December 1, 1966.

The company distributes various types of ice cream products such as Haagen Dazs and Baskin Robbins to retail stores and for food servicing.

All of the shares of the company were purchased by Theodore Ketsoglou on May 13, 1991 from the estate of Joseph K. Ketsoglou.

In 1993 Mr. Theodore Ketsoglou sold all his stock to The Kerry Group, Inc,, with The Kerry Group, Inc., assuming the outstanding note obligation due to the estate in return for the ownership of New Yorker.


The Kerry Group is a management consulting company whose primary client is New Yorker Ice Cream. These financials do not include the financial information of The Kerry Group, Inc. Mr. Theodore Ketsoglou is the 100% shareholder of The Kerry Group, Inc.

USE OF ESTIMATES
--- -- ---------
The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the amounts reported in the financial statement and accompanying notes. Actual results could differ from those estimates.

INVENTORIES
-----------
Inventories are valued at the lower of cost or market, cost being determined using the first in, first out (FIFO) method. All inventory are prepackaged units which are available for sale.

                                                                        PAGE (8)


PROPERTIES, RENTAL EQUIPMENT, AND DEPRECIATION
----------- ------ ---------- --- ------------
Properties and rental equipment are carried at cost and are depreciated over the estimated lives of such assets using the straight-line method. Leasehold improvements are amortized over the shorter of the asset lives or the terms of the respective leases.

                        Properties, Rental Equipment And
                        ----------  ------ --------- ---
                              Depreciation Schedule
                              ------------ --------

                                        1997                      1996
                              ----------------------      ----------------------
                               Asset         Accum.        Asset          Accum.
                               Value         Deprec.       Value          Deprec.
                              --------      --------      --------      --------
Freezer Cabinets              $294,052      $244,988      $283,716      $221,445

Machinery                       61,481        61,481        61,481        58,771

Office Equipment                 8,997         8,901         8,997         8,901

Vehicles                        55,122        52,765        55,122        51,569

Improvements                   186,450       126,780       186,450       120,723
                              --------      --------      --------      --------
                              $606,102      $494,915      $595,766      $461,409
                              ========      ========      ========      =======

NOTE 2
---- -
INTERCOMPANIES - PARENT AND RELATED COMPANIES
--------------   ------ --- ------- ---------
All intercompany loans are noninterest bearing and have no specified repayment date. The outstanding balances are as follows:

                                          1997               1996
                                   -----------------   ----------------
                                   Due From   Due To   Due From  Due To
                                   --- ----   --- --   --- ----  --- --
(1) The Kerry Group, Inc.          $104,483            $72,702
(2) American-Classic, Inc.          105,323             22,399
(2) Tri K Realty, Inc.                       $100,000           $100,000
(2) Silver Crown Ice
    Cream, Inc.                               108,412            110,512
                                   --------  --------  -------  --------
                                   $209,806  $208,412  $95,101  $210,512
                                   ========  ========  =======  ========


                                                                        PAGE (9)


NOTE   3
----   -
LOANS PAYABLE - BANK OF NEW YORK
----- -------   ---- -- --- ----
The company has a $100,000.00 line of credit with interest of 1% over existing prime. The bank has taken through a UCC filing collateral on all New Yorker's receivables and fixed assets. There is no due date on the loan as the bank makes a business evaluation each year on the credit worthiness of the loan. Mr. Theodore Ketsoglou is a personal guarantor.

NOTE 4
---- -
PROVISION FOR INCOME TAXES
--------- --- ------ -----
No provision for income taxes were made due to carry over tax losses.

                    Schedule Of Federal Net Operating Loss

Net Operating Loss 1/l/96                              $(199,073)
Loss Used - 1996                           $40,031
Loss Used - 1997                            94,095
                                                         134,216
                                                       ---------
Carry Forward                                          $ (64,947)
                                                       =========

The value of the net operating loss carry forward at a federal tax rate of 34% would be $22,082.00.

NOTE 5
---- -
LEASES
------
The company has no lease at their current premises. The company occupies premises from a related corporation Tri-K Realty, Inc. As no fair market value rental has been arrived at, this would be considered a non arm's-length transaction.

NOTE 6
------
LITIGATION
----------
There is one lawsuit that has been brought or asserted against the company. Corporate attorney has indicated that, although the ultimate result of this lawsuit is not currently determinable, management does not expect that this matter will have a material adverse effect on the company=s consolidated financial position, statement of income or liquidity.

                                                                       PAGE (10)


NOTE 7
---- -
GOODWILL - PRIOR PERIOD ADJUSTMENT
--------   ----- ------ ----------
Goodwill from original incorporation of December 1, 1966 has never been amortized. The goodwill would have been written off in prior years. Accordingly, $260,342.00 of goodwill was charged against retained earnings as a prior period adjustment.

                                  SIDNEY NEUHOF
                           CERTIFIED PUBLIC ACCOUNTANT
                         1101 STEWART AVENUE, SUITE 302
                           GARDEN CITY, NEW YORK 11530
                                 (516) 222-2239
                               Fax (516) 222-2327



Report of Independent Accountant

To the Stockholders of
Jerry's Ice Cream, Inc.
----------------------

I have audited the accompanying balance sheets of Jerry's Ice Cream, Inc., as of December 31, 1997 and 1996, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jerry's Ice Cream, Inc., as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



/s/ Sidney Neuhof
------------------------
Sidney Neuhof

February 9, 1998

JERRY'S ICE CREAM INC.                                             PAGE (2)
BALANCE SHEETS
AS AT: DECEMBER 31, 1997 AND 1996
---------------------------------

                                     ASSETS
                                     ------
                                                       1997           1996
                                                       ----           ----
CURRENT ASSETS
  Cash in banks                                      $ 5,585        $  -
  Accounts receivable - net                            5,468          8,500
  Merchandise inventory                                4,177          2,550
  Other current assets                                  -             8,052
                                                     -------        -------
     Total current assets                             15,230         19,102

FIXED ASSETS
  Furniture and fixtures -
     net of accumulated depreciation                  40,798         46,995
     of $50,147 for 1997
     and $35,458 for 1996

INTANGIBLE ASSETS - Goodwill
  Net of accumulated amortization                    205,403        224,363
     of $55,299 for 1997
     and $36,339 for 1996                           --------       --------
                                                    $261,431       $290,460
                                                    ========       ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ----------- --- ------------- ------
CURRENT LIABILITIES
  Bank overdraft                                    $   -           $ 4,414
  Accounts payable and accrued expenses               23,825         12,509
  Notes payable - Note 2                              31,716         31,716
                                                    --------        -------
     Total current liabilities                        55,541         48,639

OTHER LIABILITIES
  Loans payable - stockholder                         58,873         71,354
  Notes Payable - Note 2                              63,233         70,718
                                                    --------        -------
                                                     122,106        142,072
STOCKHOLDERS' EQUITY
  Capital stock - 10 shares authorized,              138,890        138,890
     issued and outstanding - no par value
Deficit                                              (55,106)       (39,141)
                                                    --------       --------
  Total stockholders' equity                          83,784         99,749
                                                    --------       --------
                                                    $261,431       $290,460
                                                    ========       ========

The accompanying notes are an integral part of these financial statements

                                      F-49

                                                                        PAGE (3)
JERRY'S ICE CREAM, INC.
STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (DEFICIT)
FOR THE YEARS ENDED: DECEMBER 31, 1997 AND 1996
--------------------------------------------------------

                                                      1997           1996
                                                      ----           ----

NET SALES                                           $807,310       $727,371

COST OF GOODS SOLD                                   656,922        614,363
                                                    --------       --------
GROSS PROFIT                                         150,388        113,008

OPERATING EXPENSES                                   157,121        119,016
                                                    --------       --------
INCOME (LOSS) BEFORE OTHER EXPENSES                  (6,733)        (6,008)

OTHER EXPENSES:
   Interest expense                                    9,232         11,363
                                                   ---------      ---------
NET INCOME (LOSS)                                  $(15,965)      $(17,371)
                                                   =========      =========

RETAINED EARNINGS (DEFICIT)
   Beginning of Year                               $(39,141)      $(21,770)


NET LOSS                                            (15,965)       (17,371)
                                                   --------       --------
RETAINED  EARNINGS (DEFICIT)
End of  Year                                       $(55,106)      $(39,141)
                                                   =========      =========



The accompanying notes are an integral part of these financial statements

JERRY'S ICE CREAM, INC.                                            PAGE (4)
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED: DECEMBER 31, 1997 AND 1996
-----------------------------------------------

                                                     1997           1996
                                                     ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net Income (Loss)                                $(15,965)      $(17,371)

Adjustments to reconcile net income to net cash provided by operating activities

  Depreciation and Amortization                       33,649        31,107

  (Increase) Decrease in accounts receivable           3,032          (800)

  Decrease (Increase) in inventory                   (1,627)        (1,047)

  (Increase) Decrease in other current assets          8,052        (8,052)

  (Decrease) in accounts payable and
     accrued expenses                                 11,316           (17)
                                                    --------       -------
Net cash provided by operating activities             38,457         3,820
                                                    --------       -------

CASH FLOWS FROM INVESTING ACTIVITIES:

  Fixed Assets                                        (8,492)      (26,029)
                                                    --------       -------
  Net cash used in investing activities               (8,492)      (26,029)
                                                    --------       -------
CASH FLOWS FROM FINANCING ACTIVITIES:

Loans - Shareholder                                  (12,481)       40,687

Loans - Net                                           (7,485)      (20,353)
                                                    --------       -------
  Net cash used in (provided by)
  financing activities                               (19,966)       20,334
                                                    --------       -------
NET (DECREASE) INCREASE IN CASH                        9,999        (1,875)

CASH AT BEGINNING OF YEAR                             (4,414)       (2,539)
                                                    --------       -------

CASH AT END OF YEAR                                  $ 5,585      $ (4,414)
                                                     =======      ========

The accompanying notes are an integral part of these financial statements

                                                                        PAGE (5)




                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                   ------- -- ----------- ---------- --------


NOTE 1
---- -
HISTORY AND BUSINESS DESCRIPTION
------- --- -------- -----------
Jerry's Ice Cream Inc., was incorporated under the laws of the state of New York on September 1, 1994. The company is owned 100% by Gerald Schneider.

On January 20, 1995, Mr. Schneider through a stock redemption agreement sold all of his stock interest back to the Ennis Ice Cream Co., Inc., and received certain fixed and intangible assets in exchange. Mr. Schneider transferred his share (28.57) of the assets and liabilities of Ennis Ice Cream to Jerry's Ice Cream, Inc., pursuant to a tax free exchange.

The estate of Ron Ennis sold stock of Ennis Ice Cream, Inc., to three stockholders. The remaining stockholders after the stock redemption were Ron Kissel and Michael Chase (both nonrelated to Mr. Schneider). Mr. Schneider agreed not to sell certain accounts of Ennis Ice Cream, Inc., and Ennis Ice Cream, Inc., agreed not to sell accounts of Gerald Schneider or Jerry's Ice Cream, Inc.

USE OF ESTIMATES
--- -- ---------
The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the amounts reported in the financial statement and accompanying notes.

INVENTORIES
-----------
Inventories are valued at the lower of cost or market, cost being determined using the first in, first out (FIFO) method. All inventory are prepackaged merchandise available for sale.

PROPERTY, RENTAL EQUIPMENT, AND DEPRECIATION
--------  ------ ---------  --- ------------
Properties and rental equipment are carried at cost and are depreciated over the estimated lives of such assets using the straight-line method.

                                                                        PAGE (6)

                        Properties, Rental Equipment And
                        ----------  ------ --------- ---
                              Depreciation Schedule
                              ------------ --------

                                          1997                           1996
                                 ----------------------         ----------------------
                                  Asset           Accum.          Asset          Accum.
                                  Value          Deprec.          Value         Deprec.
                                 -------         -------         ------         -------
Computers                        $ 4,644         $ 1,328        $   500         $   500
Auto and Truck                    15,190          13,939         15,190          13,250
Freezer Cabinets                  70,274          34,712         66,763          21,708
Furniture Fixtures                   837             168           -               -
                                 -------         -------        -------         -------
                                 $90,945         $50,147        $82,453         $35,458
                                 =======         =======        =======         =======

NOTE 2
---- -
NOTES PAYABLE
----- -------

The company has two notes payable:

                                        1997                        1996
                                 -------------------          -------------------
                                 Short          Long          Short         Long
                                 Term           Term          Term          Term
1) Note Payable - Schneider
   Management - Long term
   note - 7% interest                          $15,000                        -

2) Note Payable - Estate
   of Ron Ennis - Self
   Amortizing Loan -
   Interest Rate 10%             $31,716       $48,233       $31,716      $70,718
                                 -------       -------       -------      -------
                                 $31,716       $63,233       $31,716      $70,718
                                 =======       =======       =======      =======

1) Schneider Management is a corporation owned by Gerald Schneider's brother. Gerald Schneider has no interest in Schneider Management. The loan is unsecured and Mr. Gerald Schneider is a personal guarantor. The loan was made on December 17, 1997 and repayment date is January 1, 1999 with interest at 7% per annum. There is no prepayment penalty.

2) Notes Payable - Estate of Ron Ennis - Represent a portion of loan that Mr. Gerald Schneider and two other original stockholders of Ennis Ice Cream, Inc., agreed to, upon purchasing Ennis Ice Cream, Inc. Jerry's Ice Cream, Inc., assumed 28.57% of the loan in which the monthly payments are $2643.00. Mr. Gerald Schneider is a personal guarantor on this obligation.

No dealer, salesperson or any other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and, if given or made, must not be relied upon as having been authorized by the Company, the Selling Stockholders or the Underwriter. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the common stock offered by this prospectus, nor does it constitute an offer to sell or a solicitation of an offer to buy the securities by any person in any jurisdiction where such offer or solicitation is not authorized, or in which the person making such offer is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. The delivery of this prospectus shall not, under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.


                                 ---------------
                                TABLE OF CONTENTS
                                                            Page
                                                            ----
Prospectus Summary . . . . . . . .                           1
Risk Factors . . . . . . . . . . .                           4
Use of Proceeds. . . . . . . . . .                           7
Dilution . . . . . . . . . . . . .                           8
Capitalization . . . . . . . . . .                           9
Price Range of Common Stock. . . .                          10
Dividend Policy. . . . . . . . . .                          10
Selected Financial Data. . . . . .                          11
Management's Discussion and Analysis
 of Financial Condition and Results of
 Operations  . . . . . . . . . . .                          12
Business . . . . . . . . . . . . .                          15
Management . . . . . . . . . . . .                          19
Principal Stockholders . . . . . .                          25
Certain Transactions . . . . . . .                          26
Selling Stockholders . . . . . . .                          28
Description of Securities. . . . .                          29
Shares Eligible for Future Sale. .                          32
Underwriting . . . . . . . . . . .                          33
Legal Matters. . . . . . . . . . .                          34
Experts. . . . . . . . . . . . . .                          35
Where to Find Additional Information                        35
Index to Financial Statements. . .                         F-1
Independent Auditor's Report . . .                        F-22
Independent Auditor's Report . . .                        F-23


                         5,060,000 Shares


                      MIKE'S ORIGINAL, INC.


                         ---------------

                            PROSPECTUS
                         ---------------





                   FAIRCHILD SECURITIES CORP.


                   MILLENNIUM SECURITIES CORP.





                              , 1999

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Offices

   See "Management -- Personal Liability and Indemnification of Directors".

Item 25.  Other Expenses of Issuance and Distribution

   The estimated expenses of the distribution, all of which are to be borne by Mike's, are as follows:


SEC Registration Fee. . . . . . . . . . . . . . . . .               $882
NASD Filing Fee . . . . . . . . . . . . . . . . . . .              7,500
Blue Sky Fees and Expenses. . . . . . . . . . . . . .             15,000
Transfer Agent Fees . . . . . . . . . . . . . . . . .              2,500
Accounting Fees and Expenses. . . . . . . . . . . . .             25,000
Legal Fees and Expenses . . . . . . . . . . . . . . .            135,000
Printing and Engraving. . . . . . . . . . . . . . . .             40,000
Miscellaneous . . . . . . . . . . . . . . . . . . . .             19,118
   Total. . . . . . . . . . . . . . . . . . . . . . .           $245,000

Item 26.  Recent Sales of Unregistered Securities

     1. In May 1994, Mike's issued an aggregate of 1,133,333 shares of common stock to its two founding stockholders. This was a transaction by the issuer not involving any public offering which was exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof.

     2. From November 1994 to May 1995, Mike's issued an aggregate of approximately 180,667 shares of common stock to 206 purchasers in consideration for the aggregate sum of $612,881. These transactions by Mike's did not involve any public offering and were exempt from the registration requirements under the Securities Act pursuant to Section 3(b) thereof and Rule 504 of Regulation D promulgated pursuant thereto.

     3. In April 1995, Mike's issued 5,128 shares of its common stock to a consultant in consideration of his efforts in assisting in various matters for Mike's during the fiscal year ended March 31, 1994 and 1995. This transaction by Mike's did not involve any public offering and was exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof. The consultant was a sophisticated investor with full access to corporate and financial information.

     4. In September 1995, Mike's issued 7,179 shares of its common stock to two individuals for services rendered on behalf of Mike's during the nine month period ending December 31, 1995. These transactions by Mike's did not involve any public offering and was exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof. The two individuals were employees of the Company, with full access to corporate and financial information.

     5. In February 1996, Mike's issued $325,000 principal amount of 12% convertible notes payable in August 1996 to four purchasers thereof. These transactions by Mike's did not involve any public offering and were exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof. The purchasers were accredited investors.

     6. In October 1996, Mike's issued 19,231 shares of common stock to two consultants as payment for services rendered during the year ended December 31, 1996. These transactions by Mike's did not involve any public offering and were exempt from the registration requirements under the Securities Act pursuant to
Section 4(2) thereof. The two individuals were sophisticated investors, with full access to corporate and financial information.

     7. In May 1996, Mike's issued two 10% notes each in the amount of $50,000 to two purchasers. These transactions by Mike's did not involve any public offering and were exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof. The two purchasers were accredited investors.

     8. In May 1996, Mike's issued 20,000 shares of common stock to two persons for services rendered. These transactions by Mike's did not involve any public offering and were exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof. The two persons were accredited investors.

     9. In June through September 1996, Mike's sold $1,537,500 principal amount of Second Private Placement Units, each Second Private Placement Unit consisting of one $2,500 principal amount of 12% promissory notes and 7,500 shares of common stock, to 36 persons, all of whom are deemed accredited pursuant to Rule 501 of Regulation D, including the exchange of the notes referred to in paragraph 3, in private transactions by the issuer not involving any public offering which were exempt from registration requirements under the Securities Act pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated pursuant thereto.

     10. In December 1996, Mike's issued an 8% convertible promissory note in the amount of $225,000 to one purchaser, which was convertible into 200,000 shares of common stock in April 1997. This transaction by Mike's did not involve any public offering and was exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof. The purchaser was an accredited investor.

     11. In January 1997, Mike's issued an 8% convertible promissory note in the amount of $100,000 to one purchaser, which was convertible into 78,431 shares of common stock in April 1997. This transaction by Mike's did not involve any public offering and was exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof. The purchaser was an accredited investor.

     12. In March 1997, Mike's issued 35,000 shares of common stock to its East coast product manufacturer pursuant to the terms of a credit agreement by and among Mike's, the product manufacturer and Michael Rosen. This transaction by Mike's did not involve any public offering and was exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof. The purchaser was a sophisticated investor with full access to corporate and financial information.

     13. In March 1997, Mike's issued a 10% promissory note in the amount of $50,000 together with 2,000 shares of common stock, to one purchaser. In April 1997, this person exchanged $25,000 of such note into 12,500 shares of common stock. This transaction by Mike's did not involve any public offering and was exempt from the registration requirements under the Securities Act pursuant to
Section 4(2) thereof. The purchaser was an accredited investor.

     14. In April 1997, Mike's issued 150,000 shares of common stock in payment of obligations under a consulting agreement. This transaction by Mike's did not involve any public offering and was exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof. The purchaser was an accredited investor.

     15. In February 1998, Mike's issued 30,000 shares of common stock to one of its marketing consultants in exchange for services to be performed during 1998. This transaction by Mike's did not involve any pubic offering and was exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof. The purchaser was a sophisticated investor with full access to corporate and financial information.

     16. From July through November 11, 1998, Mike's sold $390,000 principal amount of Private Placement Units, each Private Placement Unit consisting of one $50,000 principal amount of 12% promissory note and 200,000 shares of common stock, to 10 persons, all of whom are deemed accredited pursuant to Rule 501 of Regulation D, including the exchange of the notes referred to in paragraph 3, in private transactions by the issuer not involving any public offering which were exempt from registration requirements under the Securities Act pursuant to
Section 4(2) thereof and Rule 506 of Regulation D promulgated pursuant thereto.

     17. In August 1998, Mike's issued 97,500 shares of common stock to one of its financial consultants in exchange for services performed through July, 1998. This transaction by Mike's did not involve any pubic offering and was exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof. The consultant was an accredited investor.

     18. In October 1998, Mike's issued 85,000 shares of common stock to each of its two outside directors. This transaction by Mike's did not involve any pubic offering and was exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof. The directors were accredited investors.

Item 27.  Exhibits.

1.1       Form of Underwriting Agreement .
1.2       Form of  Agreement Among Underwriters.
3.1       Restated Certificate of Incorporation  of the Registrant (*).
3.2       By-laws of the Registrant (*).
5.1 Form of Opinion of Blau, Kramer, Wactlar & Lieberman, P. C. regarding the legality of the securities being registered.
10.1      1995 Long Term Incentive Plan (*).

10.2      1996 Non-Qualified Stock Option Plan (*).
10.3 Employment Agreement dated June 1, 1995 between the Registrant and Michael Rosen, as amended (*).
10.4 Consulting Agreement dated November 1, 1996 between the Registrant and Alma Management Corp. (*)
10.5      Form of Second Private Placement Note (*).
10.6      Form of Second Private Placement Unit Subscription Agreement (*).
10.7 Form of Indemnification Agreement between the Registrant and its officers and directors (*).
10.8 Credit Agreement dated April 10, 1996, as amended, between the Registrant and The Penn Traffic Company (*).
10.9 Manufacturing, Delivery & Pricing Agreement dated as of September 11, 1996 between the Registrant and Fieldbrook Farms (*).
10.10     Credit Agreement with Fieldbrook Farms dated March 20, 1997 (*).
10.11 Modification Agreement with The Penn Traffic Company dated April 15, 1997 (*).
10.12 Asset Purchase Agreement among New Yorker Ice Cream Corp., Kerry Group Ltd., Ted Ketsoglou and the Registrant dated as of July 20, 1998.**
10.13 Asset Purchase Agreement between Jerry's Ice Cream, Inc. and the Registrant dated as of July 20, 1998.**
10.14     Proposed Employment Agreement with Ted Ketsoglou.**
10.15     Proposed  Employment  Agreement with Gerald  Schneider.**
10.16 Test Market License Agreement for Veryfine Frozen Juice Bar dated April 1, 1998.
10.17     Consulting Agreement between Registrant and Arthur G. Rosenberg.
10.18 Form of Promissory Note dated July 20, 1998 between Registrant and New Yorker Ice Cream Corp.
10.19 Form of Promissory Note dated July 20, 1998 between Registrant and Jerry's Ice Cream Co., Inc.
10.20 Security Agreement dated as of July 20, 1998 between Registrant and New Yorker Ice Cream Corp.
10.21 Security Agreement dated as of July 20, 1998 between Registrant and Jerry's Ice Cream Co., Inc.
10.22 Settlement and General Release dated May 15, 1998 among Michael Rosen, Rachelle Rosen, Elizabeth Pilossoph, Martin Pilossoph and Registrant.
21        Subsidiaries of Registrant.
              Name                               State of Incorporation
              ----                               ----------------------
          New York Frozen Desserts, Inc.              New York
          Natco Brands, Inc.                          New York

23.1      Consent of Blau,  Kramer,  Wactlar &  Lieberman,  P. C.  (included  in
          Exhibit 5.1).
23.2      Consent of Lazar, Levine & Felix
23.3      Consent of Grant Thornton LLP
23.4      Consent of Sidney Neuhof
23.5      Consent of Ted Ketsoglou.
23.6      Consent of Gerald Schneider.
25.1      Powers of Attorney
-------

(*) Incorporated by reference to registration statement on Form SB-2 (No. 333-21575) filed July 23, 1997.

(**) Previously filed.



Item 28.  Undertakings.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Registrant hereby undertakes that it will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and
     (iii)Include any additional or changed material information on the plan of distribution.
(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Registrant further undertakes that it will:

(1) For determining any liability under the Securities Act, tr eat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or
     (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, in Jericho, New York on the 21st day of January, 1999.

                                    MIKE'S ORIGINAL, INC.


                                    By:    /s/ Arthur G. Rosenberg
                                      ----------------------------------
                                           Arthur G. Rosenberg
                                           President  (Chief Executive Officer)


     In  accordance   with  the   requirements   of  the  Securities  Act,  this
registration statement was signed by the following persons in the capacities indicated on January 21, 1999.


          Signatures                                  Title
          ----------                                  -----
     /s/ Arthur G. Rosenberg
     --------------------          President, Chief Executive Officer,
     Arthur G. Rosenberg           Chief Financial Officer, Director


                        *          Director
     --------------------
     Frederic D. Heller


                        *          Director
     --------------------
     Myron Levy

------
*By Arthur G. Rosenberg, Attorney-in-fact